                                                                   Exhibit 10.10

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                       Potamkin Auto Center Ltd.,

                                     Landlord

                                 TO

                         CarsDirect.com, Inc.

                               Tenant

                          AGREEMENT OF LEASE

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                        Table of Contents
Statement of Facts ........................................................    1

Article 1 Demise; Term ....................................................    1

Article 2 Fixed Net Rent; Incremental Rent;
         Appraisal Rent; Additional Rent ................................    2

Article 3 Impositions and Charges..........................................    5

Article 4 Subordination ...................................................    8

Article 5 Use of the Leased Premises ......................................   11

Article 6 No Representations by Landlord ..................................   12

Article 7 Landlord Not Liable for Failure of Water Supply, Etc. ...........   13

Article 8 Tenant to Repair ................................................   13

Article 9 Tenant to Comply with Laws; Environmental Matters ...............   16

Article 10 Purchase Option ................................................   21

Article 11 Net Lease; Non-Terminability ...................................   25

Article 12 Insurance ......................................................   26

Article 13 Fire or Casualty ...............................................   29

Article 14 Landlord May Cure Defaults .....................................   32

Article 15 Bankruptcy, Insolvency, Reorganization,
         Liquidation or Dissolution of Tenant ...........................   33

Article 16 Default Clauses ................................................   35

Article 17 Landlord's Remedies ............................................   36

Article 18 Tenant to Indemnify Landlord ...................................   39

Article 19 Mechanics' Liens ...............................................   40

Article 20 Condemnation ...................................................   41

Article 21 Arbitration ....................................................   44

Article 22 Shoring ........................................................   45

Article 23 Waiver of Redemption ...........................................   46

Article 24 Vaults; Vault Space; Vault Area ................................   46

Article 25 Covenant of Quiet Enjoyment ....................................   46

Article 26 Non-Merger .....................................................   47

Article 27 Waiver of Counterclaim and Jury Trial ..........................   47

Article 28 Assignment and Subletting ......................................   47

Article 29 Notices ........................................................   52

Article 30 Broker .........................................................   54

Article 31 Waivers and Surrenders to be in Writing ........................   54

Article 32 Rights and Remedies Cumulative .................................   54

Article 33 Removal of Personal Property and Fixtures ......................   55

Article 34 Sale or Conveyance of Leased Premises;
         Limits of Liability of Landlord ................................   56

Article 35 Alterations ....................................................   56

Article 36 Tenant and Landlord to Furnish Statements ......................   58

Article 37 Inspections by Landlord ........................................   59

Article 38 Surrender at the End of the Term ...............................   59

Article 39 Covenants Binding on Successors and Assigns ....................   60

Article 40 Entire Agreement ...............................................   60

Article 41 Short Form of Lease ............................................   60

Article 42 Miscellaneous ..................................................   61

Article 43 Certain Definitions ............................................   62

Article 44 Reservation of Rooftop Rights ..................................   63

Article 45 Reservation of Air Rights ......................................   63

Article 46 Termination for Demolition .....................................   64

      --------------
     This Index is included only as a matter of convenience of reference and shall not be deemed or construed in any way to define or limit the scope of the following Lease or the intent of any provision thereof.

                            LEASE AGREEMENT

          LEASE AGREEMENT ("Agreement" or "lease") dated the 19th day of October, 1999 made by and between POTAMKIN AUTO CENTER LTD., a New York corporation (hereinafter called "landlord") and CARSDIRECT.COM, INC., a Delaware corporation (hereinafter called "Tenant").

                          Statement of Facts

          Landlord is the fee owner of a property situated in the City and State of New York. Landlord desires to lease to Tenant, and Tenant desires to hire from Landlord, those certain plots, pieces and parcels of land described on Exhibit A hereof, together with the building and other structures located thereon hereinafter called the "Improvements" but reserving therefrom the rights of Landlord pursuant to Articles 44 and 45 hereof, (together hereinafter called the "Leased Premises").

          All capitalized terms used in this Lease, not otherwise defined, shall have the meanings ascribed to them in Article 43.

          NOW, THEREFORE, in consideration of Ten ($10.00) Dollars, each to the other in hand paid, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

                              Article 1

                             Demise; Term

          1.1 Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby hires the Leased Premises from Landlord, upon, and subject to, the terms, covenants and conditions contained in this Lease.

          1.2 The initial term of Tenant's leasehold estate in and to the Leased Premises shall be for a period commencing upon the date hereof (hereinafter called the "Commencement Date") and expiring on the thirty first day of January, 2001 (hereinafter called the "Expiration Date"), unless this Lease shall sooner terminate or expire as hereinafter provided.

          1.3 Provided that Tenant at the time of the exercise of the option herein granted is not in default of any term, covenant, condition or agreement provided for in this Lease, Tenant shall have the option to extend the Term of this Lease (the "First Option") for one additional period of six (6) years, whereupon the Expiration Date shall be deemed to be January

31, 2007. The option for such period may be exercised by Tenant only by written notice to Landlord given not later than August 1, 2000. Except as herein stated in Section 2.1 below, all of the terms, covenants and conditions of this Lease last pertaining to the initial Term hereof shall equally pertain during the period resulting from the exercise of the First Option.

          1.4 Provided that Tenant shall have exercised the First Option in accordance with the provisions of Section 1.3 hereof, and that at the time of the exercise of the option herein granted Tenant is not in default of any term, covenant, condition or agreement provided for in this Lease, Tenant shall have one additional option (the "Additional Option") to extend the Term, for an additional period of five (5) years commencing February 1, 2007, whereupon the Expiration Date shall be deemed to be January 31, 2012. The option for such period may be exercised by Tenant only by written notice to Landlord given not later than February 1, 2006. Except as herein stated in Section 2.1 below, and except that there shall be no further option to extend the Term hereof, all of the terms, covenants and conditions of this Lease last pertaining to the period resulting from the exercise of the First Option shall equally pertain during the period resulting from the exercise of the Additional Option.

                              Article 2

          Fixed Net Rent; Incremental Rent; Appraisal Rent; Additional Rent

          2.1 Tenant covenants and agrees to pay to Landlord a "Fixed Net Rent" under this Lease as follows:

               (a) During the initial Term the sum of Sixty thousand ($60,000) per month;

               (b) If Tenant shall timely and effectively exercise the First Option pursuant to Section 1.3 above, then, for the six year period commencing January 31, 2001. the Fixed Net Rent, subject to adjustment as hereinafter set forth, shall be at the rate of Nine Hundred Thousand ($900,000) annually;

               (c) Commencing with the Lease Year (the term Lease Year for the purposes of this paragraph being hereby defined as the twelve month period commencing February 1, 2003 and ending January 31, 2004 (the "First Lease Year") and for each ensuing twelve month period ("Lease Year") during the Term (as the Term may be extended pursuant to the provisions of Article 1 hereof), the Fixed Net Rent shall be increased by an amount equal to 2.5% of the Fixed Net Rent for the immediately preceding Lease Year (the "Incremental Rent"); for the purposes of determining the amount of increased rent pursuant to this Section 2.1(c), the Incremental Rent shall be calculated so as to take into account all prior Incremental Rent increases and shall be based upon the Fixed Net Rent for the prior Lease Years increased by the Incremental Rent for such Lease Year.


                                -2-
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            (d) If Tenant shall timely and effectively exercise the Additional
Option, there shall be determined (as set forth and defined below), the Fair Rental Value for the Leased Premises as of February 1, 2006 and following such determination, effective as of February 1, 2007 and for the remainder of the Term hereof, the Fixed Net Rent for such Lease Year shall be the greater of (i) the Fixed Net Rent computed in accordance with subsections (b) and (c) of this
Section 2.1 or (ii) the Fair Rental Value of the Leased Premises. In the event that such Fair Rental Value is greater than the Fixed Net Rent determined pursuant to the aforementioned subsections (b) and (c), then the Fixed Net Rent for the Lease Year with respect to which it shall have been computed shall be an amount equal to such Fair Rental Value, retroactive to the first day thereof.

          Fair Rental Value shall be determined pursuant to the following procedures:

          (i) within ten (10) business days after the last date upon which the Additional Option may be exercised (February 1, 2006) Landlord and Tenant shall each select an MAI appraiser and notify the other of the name and address of the appraiser which it has selected. Within fifteen days thereafter, the two MAI appraisers shall select a third MAI appraiser. If they cannot agree upon such third MAI appraiser within such fifteen (15) day period, the third appraiser shall be selected by the chief officer of the local MAI chapter in New York City within the next fifteen (15) days. If the parties do not receive notice of the selection of the third appraiser within the next fifteen (15) days, the third appraiser shall be an MAI appraiser selected by the chief officer of the New York
City office of the American Arbitration Association upon application of either party. Within thirty (30) days of the appointment of the third appraiser, the three appraisers shall meet and exchange their appraisals and the Fair Rental Value shall be the average of the Fair Rental Values of the three appraisers, provided that if the Fair Rental Value determined by a Party's appraiser shall be more than ten percent (10%) different from the Fair Rental Value determined by the third appraiser, the Fair Rental Value by such Party's appraiser shall not be taken into account to calculate the average and, if the Fair Rental Values determined by both Parties' appraisers each shall be more than ten percent (10%) different from the Fair Market Value determined by the third appraiser, the Fair Market Value to be used for the purposes of this subsection
(d) shall be the Fair Rental Value as determined by the third appraiser.

          (ii) each appraiser, whether appointed by the appraisers selected by the parties, by the two appraisers so appointed, or by the chief officer of the New York City office of the local MAX Chapter in New York City or the American Arbitration Association, shall be instructed to determine the Fair Rental Value, and advise Landlord and Tenant thereof, within sixty days after their appointment and shall also be instructed that the determination made by each appraiser shall be the amount of Fixed Net Rent which he or she determines to be the Fair Rental Value for the Leased Premises as of February 1, 2006 for its highest and best use, which shall be the amount of Fixed Net Rent that a willing tenant not compelled to lease would pay a willing landlord not compelled to lease, subject to the terms and provisions of this Lease for the remaining Term. Reference herein to an "MAI appraiser" means that the appraiser shall be an MAI member of the American Institute of Real Estate Appraising, or any successor association


                                -3-
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or body of comparable standing if such institute is not then in existence. All appraisers shall have a minimum of ten (10) years recent experience in the appraisal of commercial real estate in the Borough of Manhattan, City of New York. For the purposes hereof, the term "highest and best use" shall be determined without regard to zoning or other use limitations pursuant to applicable law or regulations, but rather to the highest and best use assuming that all necessary zoning and other approvals would be granted and that, if required to achieve such highest and best use, the improvements upon the Leased Premises were demolished.

        (iii) The determination of Fair Rental Value pursuant to the provisions of this Section shall be final and binding upon Landlord and Tenant. The provisions for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination made hereunder shall be final and binding upon Landlord and Tenant except as otherwise provided by applicable law. Landlord and Tenant shall each pay the fees and expenses of the appraiser which it appoints and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

               (e) Fixed Net Rent shall be paid by Tenant to Landlord in equal monthly installments in advance on the first day of each and every month during the Term of this Lease at Landlord's office, or at such other place and/or to such agent as Landlord may designate by notice to Tenant, in lawful money of the United States of America. The last installment of Fixed Net Rent payable under this Lease shall be suitably prorated, if applicable. Any increase in Fixed Net Rent resulting from the determination of Fair Rental Value shall be paid, retroactive to the commencement of the Lease Year for which the determination shall have been made, within thirty business days after the determination pursuant to the provisions of subsection (d) of this Section 2.1.

          2.2 All such sums, charges, costs, expenses and other sums of money (other than the Fixed Net Rent) as Tenant shall agree to pay under, or pursuant to, this Lease shall be deemed to be "additional rent" hereunder, for default in the payment of which (which default remains uncured after any applicable notice or grace period) Landlord shall have the same remedies as for a default in the payment of Fixed Net Rent.

          2.3 Tenant shall pay the Fixed Net Rent reserved herein, as well as the items of additional rent assumed or payable by Tenant pursuant hereto or hereunder, promptly, without demand therefor, and without any abatement, setoff, or deduction of any kind whatsoever.

          2.4 Wherever in this Lease the term "Fixed Net Rent" appears, it shall be deemed to be the amount set forth for the First Lease Year, as increased from time to time pursuant to the provisions of Section 2.1 hereof.


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

                              Article 3

                        Impositions and Charges

          3.1 Tenant shall, as additional rent, pay and discharge:

               (a) all real estate taxes, assessments, water charges, water meter charges (including, without limitation, any expenses incident to the installation, repair or replacement of any water meter), sewer rents, sewer charges, vault tax, vault charge and all other charges, taxes, rents, levies and sums of every kind or nature whatsoever, extraordinary as well as ordinary, whether or not now within the contemplation of the parties, as shall, during the Term, be imposed by any governmental or public authority upon, or become a lien in respect of, the Leased Premises, any Improvement situated on the Leased Premises, or any part thereof, or upon any sidewalk or street in front of or adjacent to the Leased Premises, or that may become due and payable with respect thereto, and any and all taxes, assessments and charges levied, assessed, or imposed upon the Leased Premises in lieu of, or in addition to, the foregoing, under or by virtue of any present or future laws, rules, requirements, orders, directives, ordinances, or regulations of the United States of America, or of the State, County or City government, or of any municipal bureau, department, or other lawful authority whatsoever;

               (b) all charges for fire alarm service, gas, electricity, steam and all other public utility or similar service or services furnished during the Term to the Leased Premises, any Improvement situated on the Leased Premises, or any part thereof all fees and charges of the Federal, State; County or City government, or of any municipal bureau, department, or other lawful authority whatsoever, for the construction, maintenance or use of any street or sidewalk adjacent to the Leased Premises and all fees and charges for the construction, maintenance, use, or occupancy, during the Term, of the Leased Premises, any Improvement now or hereafter situated on the Leased Premises, or any part thereof; and

               (c) all taxes and assessments that shall or may, during the Term, be charged, levied, assessed, or imposed upon, or become a lien upon, the personal property of Tenant used in connection with the operation of the Leased Premises, any Improvement situated on the Leased Premises, or any part thereof, or in connection with Tenant's business conducted thereon or therein.

Nothing herein contained shall be construed so as to require Tenant to pay, or be liable for any taxes and assessments attributable to a period prior to the commencement of the Term, nor any gift, inheritance, estate, franchise, income, profits, capital, or similar tax imposed upon Landlord, unless such tax shall be imposed or levied upon, or with respect to, the rents payable to Landlord hereunder in lieu of one or more of the charges or impositions described in sub-section (a), (b) and/or (c) above, in which event Tenant covenants and agrees to pay such tax as if the Leased Premises were the only property owned by Landlord.

          3.2 Tenant shall be deemed to have complied with the requirements of
Section 3.1 if Tenant shall:

               (a) pay each such imposition or charge prior to the expiration of the period within which payment is permitted without penalty or interest,

               (b) promptly procure an official receipt from the appropriate taxing authority, if available, or other evidence of payment, evidencing each such payment; and

               (c) within thirty (30) days after the expiration of the payment period described in subsection (a) above, and upon Landlord's request therefor, exhibit to Landlord such official receipt or such time, such other evidence of payment as Landlord shall reasonably request.

In the event that, at any time during the Term of this Lease, either:


                    (i) Tenant shall foil to pay any such imposition or charge as and when provided in subsection (a) above and shall not cure such failure within 30 days after written notice from Landlord;

                    (ii) Tenant shall fail to deliver to Landlord any receipt or other evidence of payment required to be delivered to Landlord pursuant to the term of subsection (c) above within thirty (30) days after Landlord's request therefor,

                    (iii) any of the contingencies set forth in subsections
(a) through (e) of Section 15.1 shall occur; and/or

                    (iv) an Event of Default (as such term is defined in Section 16.01) shall occur,

then, notwithstanding anything to the contrary provided in this Section 3.2, Landlord shall have the right, at Landlord's option and in addition to all other rights and remedies that shall be available to Landlord as a result thereof to require Tenant to:

                    (x) promptly deposit with Landlord funds for the payment of all then current impositions and charges of the nature described in Section
3.1 required to be paid by Tenant hereunder; and

                    (y) also, to the extent Landlord is required to do so by an institutional lender or lenders holding a mortgage on any portion of the Leased Premises, deposit one-twelfth (1/12) of the current impositions and charges (with respect to such portion), or those of the preceding year(s) if the current amount(s) thereof have not been fixed, on the first day of each month in advance, except that all additional funds required for any payments thereof shall also be deposited as aforesaid on the first day of the final month during which, or at the end of which, a payment is due and payable without interest or penalty.

          3.3 In any action or proceeding involving any question arising under the provisions of this Article 3, a search, certificate, or receipt made or given by any person or entity legally authorized to make or give the same, certifying or showing, or purporting to certify or show, that any charge or imposition referred to in this Article 3 is due and payable on the date of said search or certificate, or has been paid as of the date of such receipt, shall be prima facie evidence that such charge or imposition was due and payable, all upon, or a charge against, the Leased Premises or the Improvements, or paid, as the case may be. Landlord or Tenant shall be protected in any action that it may take in reliance upon any such certificate, search, or receipt.

          3.4 Tenant may, at its own expense, contest in good faith and by appropriate proceedings, any tax, assessment, imposition or charge referred to in this Article 3, and to appeal any adverse determination, provided that Tenant shall have deposited with the fee mortgagee with respect to the Leased Premises (or, if the Leased Premises are not subject to a fee mortgage, with the New York office of a title insurance company designated by Landlord), if Landlord so requires, the amount of the item so contested (or, where permitted by law, paid the same under protest), together with such additional sums as may reasonably be required to cover interest or penalties accrued and to accrue on any such item or items, and provided, further, that no Event of Default shall have occurred and be continuing under the terms of this Lease. Any refund obtained by Tenant or Landlord (net of recovery costs) on account of taxes paid by Tenant shall be Tenant's sole property. If such contest involves real estate taxes, any additional taxes, interest, court costs, penalties and/or other charges directed to be paid as a result of such contest shall be forthwith deposited by Tenant with the fee mortgagee or title company (as the case may be), if Landlord so requires, to enable Landlord to comply with the adjudication of said contest. Nothing herein contained, however, shall relieve Tenant of the obligation and duty to pay and discharge such contested items, as finally adjudicated, with interest and penalties, and all other charges directed to be paid in or by any such adjudication, less such sums as shall have been deposited as aforesaid. Any such contest or legal proceeding shall be begun by Tenant as soon as reasonably possible after the imposition of any contested item and shall be prosecuted to final adjudication with all reasonable promptness and dispatch except, however, that Tenant may, in its discretion, consolidate any proceeding to obtain a reduction in the assessed valuation of the Leased Premises and the Improvements for real estate tax purposes relating to any tax year with any similar proceeding or proceedings relating to one or more other tax years. Anything to the contrary herein notwithstanding Tenant shall pay all such contested items before the time when the Leased Premises or any part thereof might be forfeited as a result or nonpayment. Landlord shall cooperate with Tenant with respect to such contest to the extent reasonably necessary, but all costs, fees and expenses incurred in connection with such proceedings shall be borne by Tenant. Tenant will give Landlord written advance notice of Tenant's intention to make any such contest.

          3.5 At the commencement and expiration of the Term, all impositions and charges referred to in this Article 3 for the period or periods in which the Commencement Date or the Expiration Date (as the case may be) shall occur, whether accrued or prepaid (as the case may be), shall be apportioned between Landlord and Tenant in accordance with the usual practice and custom then in effect in the City of New York.

          3.6 If, by law, any assessment for a public improvement with respect to the Leased Premises or any Improvements situated thereon is payable at the option of the taxpayer, in installments, Tenant may, whether or not interest shall accrue on the unpaid balance thereof, pay the same, and any accrued interest or any unpaid balance thereof, in installments, as each installment becomes due and payable, but in any event before any fine, penalty, interest, or cost may be had thereto for non-timely payment of any installment or interest. Any such installment(s) becoming due for a period commencing after the Expiration Date shall not be Tenant's obligation to pay, and any installment(s) becoming due for a period including the Expiration Date shall be adjusted between the parties as set forth in Section 3.5 above. Any refunds resulting from overpayment of impositions resulting from Tenant contesting any imposition, if received by Landlord, shall be paid to Tenant. This provision shall survive the termination of the Term hereof.

                              Article 4

                             Subordination

          4.1 Subject to the terms and conditions contained herein, this Lease is subject and subordinate to all ground, overriding, or underlying leases, as well as to all mortgages that may now or, subject to the provisions of Sections
4.2 and 4.3 below, hereafter affect such leases or the Leased Premises, and to all renewals, modifications, consolidations, replacements and extensions of any such leases and/or mortgages. This Section 4.1 shall be self-operative, and no further instrument of subordination shall be required by any such ground or underlying lessor or mortgagee. In confirmation of such subordination, Tenant shall execute promptly any reasonable certificate that Landlord, or any such lessor or mortgagee, may request.

          4.2 Landlord shall use reasonable, good faith efforts to obtain a non-disturbance agreement substantially in the form hereinafter described from any existing mortgagees, but the failure to obtain the same shall not be a Landlord default, so long as Landlord uses good faith, diligent efforts. Landlord represents to Tenant that as of the date of this Lease there are no ground, overriding or underlying leases affecting the Leased Premises which are superior to this Lease. The subordination of this Lease to ground, overriding, or underlying leases entered into after the date of this Lease is subject to the express conditions that, so long as this Lease shall be in full force and effect in the event of termination of the term of any such ground, overriding, or underlying lease by reentry, notice, summary proceedings, or other action or proceeding, or if the term of such ground, overriding, or underlying lease shall otherwise terminate or expire before the termination or expiration of the Term of this Lease:

               (a) Tenant shall not be made a party to any action or proceeding to remove or evict Tenant or the tenant under such ground, overriding, or underlying lease, or to disturb its possession by reason of, or based upon, such termination or expiration of the term of such ground, overriding or underlying lease; and

               (b) This Lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the fee or the lessor of such ground, overriding, or underlying lease, as the case may be, upon all of the obligations of this Lease, except that said owner or lessor shall not:

                    (i) be liable for any previous act or omission of any prior landlord (including Landlord) under this Lease;

                    (ii)be subject to any offset, not expressly provided for in this Lease, that shall have theretofore accrued to Tenant against Landlord; or

                    (iii) be bound by

                         (x) any previous modification of this Lease, not
expressly provided for in this Lease, where Tenant shall have, prior to such modification, received notice of such ground, overriding, or underlying lease; or

                         (y) any previous prepayment of more than one
month's Fixed Net Rentor any additional rent then due,

unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease through, or by reason of which, said owner or lessor shall have succeeded to the rights of Landlord under this Lease.

          4.3 The subordination of this Lease to the liens of mortgages granted or modified by Landlord after the date of this Lease is subject to the express conditions that, so long as this Lease shall be in effect:

               (a) Tenant shall not be named or joined in any action or proceeding to foreclose any such mortgage;

               (b) such action or proceeding shall not result in a cancellation or termination of the Term of this Lease;

               (c) if the holder of any such mortgage becomes the owner of the fee or the assignee of any ground or underlying lease referred to in Section 4.1, or the lessee of any other lease given in substitution therefor, or if the Land or the Building shall be sold as a result of any action or proceeding to foreclose such mortgage, this Lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the fee, the then lessee of such ground, overriding, or underlying lease, the lessee of any other lease given in substitution therefor, or such purchaser of the Land or Building, as the case may be, upon all of the obligations of this Lease, except that such owner, lessee, or purchaser shall not:

                    (i) be liable for any previous act or omission of any prior landlord (including Landlord) under this Lease;

                    (ii)be subject to any offset;

                    (iii) be bound by:

                    (x) any previous modification of this Lease, not expressly provided for in this Lease, where Tenant shall have, prior to such modification, either received notice of such mortgage; or

                    (y) any previous prepayment of more than one (1) month's Fixed Net Rent or any additional rent then due,

unless such modification or prepayment shall have been expressly approved in writing by the holder of the superior mortgage through, or by reason of which, such owner, lessee, or purchaser shall have succeeded to the rights of Landlord under this Lease; and

          (d) such mortgage shall provide that, notwithstanding anything to the contrary contained therein, the proceeds of any insurance maintained by Tenant under this Lease or any condemnation award receivable by Tenant pursuant hereto shall be applied and distributed in accordance with the provisions of this Lease.

          4.4 If Tenant shall give Landlord any notice of a claimed default or breach by Landlord, Tenant agrees to give a similar written notice to the holder(s) of record of any fee mortgage(s) with respect to the Leased Premises, provided that Tenant has received written notice of the existence of such fee mortgage(s), including the name and address of the then holder(s) of such mortgage(s). Such notice(s) to be given by Tenant to the holder(s) of record of any fee mortgage(s) shall be sent by registered or certified mail to such holder(s) at their respective addresses specified in the mortgage instruments, or to any different address that they may designate for the purpose by written notice given to Tenant in the manner provided in this Lease for notices to be given to Tenant. Such mortgagee(s) shall be permitted to correct or remedy Landlord's breach or default within the same time within which Landlord may do so, and with like effect as if Landlord had done so. In in the event, however, that such breach or default is of a nature that the same cannot be corrected or remedied by such mortgagee(s) without first obtaining possession of the Leased Premises from Landlord, and such mortgagee(s) inform Tenant that it (they) intend to cure following the obtaining of possession, the time herein before allowed to such mortgagee(s) to cure shall be extended for the period necessary to obtain possession of the Leased Premises from Landlord. Tenant's failure to give any holder of a fee mortgage the notice provided in this paragraph shall not be deemed a default by Tenant under this Lease, but no notice given by Tenant to Landlord of any claim, default, or breach by Landlord shall be deemed legally effective until Tenant shall have given such notice to any and all such holders of fee mortgages with respect to the Leased Premises.

        4.5 In the event that any mortgagee comes into possession or ownership of the fee title to the Leased Premises, or acquires the leasehold interest of Landlord, by foreclosure of its mortgage, by proceedings on the underlying bond or debt, or otherwise, Tenant agrees to attorn to such mortgagee as its new lessor. In no event, however, shall Tenant be entitled to credit against such mortgagee in possession of the Leased Premises, or against any mortgagee or other party that otherwise becomes the new lessor of Tenant as provided in this
Section 4.5, for any Fixed Net Rent paid by Tenant to the predecessor of such mortgagee or other party for more than one (1) month in advance or any additional rent then due. The provisions for attornment hereinbefore set forth in this Article 4 shall not require the execution of any further instrument. However, if the holder of any fee mortgage and/or any party to whom Tenant agrees to attain as aforesaid reasonably requests a further instrument expressing such attornment, Tenant agrees to execute the same in form reasonably acceptable to such mortgagee and/or party within fifteen (15) days after a request made do so in accordance with the provisions of this Lease, provided such instrument does not increase Tenant's obligations or adversely affect Tenant's rights.

                              Article 5

                       Use of the Leased Premises

          5.1 Except as otherwise provided in Section 52, Tenant shall be permitted to use the Leased Premises for any and all lawful purposes, subject, however to:

               (a) the laws, ordinances, orders, rules and regulations (including, without limitation, zoning ordinances) now in effect or hereafter adopted by all governmental and quasi-governmental authorities having or assessing jurisdiction, and

               (b) such conditions, restrictions and other encumbrance of record, if any, to which the Leased Premises are subject at the date of this Lease being those set forth in Exhibit "C" hereof.

          5.2 Notwithstanding anything to the contrary provided in Section
5.1, Tenant shall not use or occupy the Leased Premises, permit or suffer the same to be used or occupied and/or do, or permit or suffer anything to be done, in or on the Leased Premises or any part thereof, that would, in any manner or respect:

               (a) violate any certificate of occupancy in force relating to any Improvement situated on the Leased Premises (unless Tenant obtains an amendment to the certificate of occupancy in order to avoid such violation);

               (b) make void or voidable any insurance then in force with respect to the Leased Premises, or render it impossible to obtain fire or other insurance thereon required to be furnished by Tenant under this Lease;

               (c) cause structural or other injury to any of the Improvements, or constitute a private or public nuisance or waste; and/or

               (d) render the Leased Premises incapable of being used or occupied after the expiration or sooner termination of the Term of this Lease for the purposes for which the same were used and occupied on the Commencement Date (such use being the sales, lease and service of motor vehicles), whether by reason of alterations or improvements or by reason of the loss of "grandfathered" zoning or use rights to use such location as an automobile dealership.

          5.4 Nothing contained in this Lease, and no action or inaction by Landlord, shall be deemed or construed to mean that Landlord has granted to Tenant any right, power, or authority to do any act, or to make any agreement, that may create, give rise to, or be the foundation to any right, title, interest, lien, charge, or other encumbrance upon the estate of Landlord in the Leased Premises.

          5.5 Notwithstanding anything in this Lease to the contrary, Landlord shall have the right throughout the Term to apply for such licenses, permits or other approvals pursuant to any laws, ordinances, orders, rules or regulations (including without limitation, zoning ordinances) now in effect or hereafter adopted by any governmental or quasi governmental authorities, whether or not the approval of such applications would result in a change in the permitted use of the Leased Premises, provided only that as a result thereof the Leased Premises will not be rendered incapable of being used or occupied during the Term of this Lease for the purposes for which the same were used and occupied on the Commencement Date (such use being the sales, lease and service of motor vehicles). Tenant agrees to cooperate with Landlord with regard to such applications, including the joinder therein if deemed necessary or desirable by Landlord, but at no cost to Tenant

                              Article 6

                     No Representations by Landlord

          6.1 (a) Tenant acknowledges to Landlord that Tenant has examined Landlord's tide to, as well as the physical condition of the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory to it for all purposes hereof In view thereof Tenant has accepted the Leased Premises "AS IS" and "WHERE IS" without any representation or warranty by Landlord of any kind or nature, including without limitation as to Landlord's title to the Leased Premises, the physical and environmental condition of the Leased Premises or the use or occupancy that may be made of the

Leased Premises. Landlord represents and warrants to Tenant that Landlord holds fee title to the Leased Premises at the time of the execution of this Lease.

               (b) Tenant assumes the sole responsibility for the condition, operation, maintenance and management of the Leased Premises, and Landlord shall not be required to furnish any facilities or services or make any repairs or alterations thereto. Without limiting the foregoing, Tenant shall have no claims or recourse against Landlord with respect to the condition (including environmental conditions) or permitted use of the Leased Premises as of the date of this Lease and Tenant hereby waives any such claims against Landlord.

                              Article 7

           Landlord Not Liable for Failure of Water Supply, Etc.

          7.1 Landlord shall not be liable for:

               (a) any failure of water supply, gas, or electric current, nor for any injury or damage to person or property for any reason whatsoever, including, without limitation, that caused by or resulting from:

                    (i) hurricane, tornado, flood, wind, or similar storms or disturbances; or

                    (ii) the leakage or flow of gasoline, oil, gas, electricity, steam, water, rain, or snow from the street, sewer, gas mains, tanks, wires, lines, any subsurface area, an part of the Improvements, pipes, appliances, plumbing works, or any other place; or

               (b) any interference with light or other incorporeal hereditaments by anybody, or caused by operations by or of any public or quasi-public work.

                              Article 8

                           Tenant to Repair

          8.1 Tenant shall take good care of the Leased Premises and of the Improvements now or hereafter situated thereon, both inside and outside, and keep the same and all parts thereof (including without limitation the generality thereof, the roofs, foundations and appurtenances thereto, together with any and all alterations, additions and improvements therein or thereto) in good order and condition, suffering no waste or injury. Subject to the terms of Section 8.3 below, Tenant shall, at Tenant's expense, promptly make all needed repairs and replacements, structural or otherwise, ordinary and extraordinary, in and to the Improvements now or hereafter erected upon the Leased Premises, including, but not limited to sidewalks, curbs, water, electric lines, and gas connections, pipes and mains, and all other fixtures, machinery and equipment now or hereafter belonging to or used in connection with the Leased

Premises (whether or not located thereon) or used in the operation of the Improvements. All such repairs and replacements shall be of good quality sufficient for the proper maintenance and operation of the Leased Premises and the Improvements thereon (but need not be of greater quality than the original quality of that which is being repaired or replaced), shall be constructed and, subject to Section 9.2 below, installed in compliance with all requirements of all governmental authorities having jurisdiction thereof and of the Board of Fire Underwriters or any successor thereof. Tenant shall not permit the accumulation of waste or refuse matter, nor permit anything to be done upon the Leased Premises or the Improvements that would invalidate or prevent the procurement of any insurance policies that may at any time be required pursuant to the provisions of Article 12. Tenant shall not obstruct, or permit the obstruction of, any street, road, walk, or sidewalk located on or adjoining the Leased Premises, except as may be permitted by all governmental authorities having jurisdiction thereof and shall keep any sidewalks adjoining the Leased Premises clean and free of snow and ice.

          8.2 Landlord shall not, under any circumstance, be required to build on the Leased Premises, or to make any repairs, restorations, replacements, alterations, or renewals of any nature or description to the Leased Premises or to any of the Improvements, whether interior or exterior, ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, to make any expenditure whatsoever in connection with this Lease, or to inspect or maintain the Leased Premises in any way. Tenant hereby waives the right to make repairs, restorations, replacements, alterations, or renewals at the expense of Landlord pursuant to any law. Additionally, Tenant shall not make any claim or demand upon, or bring any action against, Landlord for any loss, cost, injury, damage, or other expense caused by any failure or defect, structural or non-structural, of the Leased Premises or any part thereof.

          8.3 Notwithstanding anything to the contrary contained in Section
8.1 above, but subject in all respects to the provisions of Section 8.2 above, and further provided that Tenant is not in default under this Lease beyond any applicable notice and/or grace period, Tenant shall have the right to elect not to make any structural repair or structural repairs in or to the Leased Premises (however, Tenant shall continue to be obligated with respect to non-structural repair or repairs) during the last three (3) years of the Term, provided, and upon the conditions, that:

               (a) Tenant shall give to Landlord written notice of such election, which notice shall describe the repair or repairs to which such notice relates with reasonable detail and set forth Tenant's good faith estimate of the cost and expense of performing the same;

               (b) if the need for such repair or repairs shall result from condemnation, then, notwithstanding anything to the contrary provided in this Lease, Tenant shall have no right to assert any claim against the condemning authority, or to receive any award or damages therefrom, for consequential damage to the portion of the Leased Premises not taken or for restoration costs and/or expenses (all such claims and rights to claim, as well as all such awards and/or damages, in such circumstances being hereby irrevocably and unconditionally assigned by Tenant to Landlord), which awards and/or damages shall be payable to Landlord in addition to the amounts described in subsections
(a) and (b) of Section 20.3 below and in reduction of any amount payable to Tenant pursuant to subsection (c) of Section 20.3, and the terms of Section 20.3 shall not apply thereto;

               (c) if the need for such repair or repairs shall result from the happening of an event as to which insurance is, or is required to be, maintained by Tenant pursuant to the terms of this Lease, then, notwithstanding anything to the contrary provided in this Lease:

                    (i) Landlord shall be entitled to adjust the loss with Tenant's insurance carrier and to settle the same (in Tenant's name, if required), without obtaining Tenant's consent thereto;

                    (ii) Landlord shall be entitled to receive and retain for its own account any and all insurance proceeds becoming available in connection therewith (Tenant hereby irrevocably and unconditionally assigning to Landlord all of Tenant's right, title and interest in and to such proceeds), and any such proceeds received by Tenant shall be received as trust funds for Landlord's account and shall be promptly remitted by Tenant to Landlord; and

                    (iii) in the event that the proceeds of Tenant's insurance actually received by Landlord shall be insufficient to compensate Landlord for the entire loss, whether due to an insufficiency in coverage or otherwise, Tenant shall pay to Landlord, as additional rent hereunder within ten
(10) days after Landlord's demand therefor, the amount of the shortfall;

               (d) neither the failure of such repair or repairs to be made nor Landlord's election to make the same pursuant to subsection below shall:

                    (1) entitle Tenant to terminate this Lease;

                    (ii) permit Tenant to a reduction or abatement of; or a credit or off-set against, the full Fixed Net Rent and/or additional rent otherwise thereafter becoming due hereunder; nor

                    (iii) otherwise affect or diminish, in any manner or respect whatsoever, any of Landlord's rights and/or Tenant's other obligations under this Lease;

               (e) notwithstanding the foregoing, Tenant shall make such repair or repairs at its sole cost and expense, as set forth in Section 8.1, if (x) the need for such repair or repairs shall result other than from condemnation and other than from the happening of an event as to which insurance is, or is required to be, maintained by Tenant pursuant to this Lease and (y) the failure to make such repair or repairs shall or could:

                    (i) create or lead to an unsafe condition of any nature whatsoever;

                    (ii) result in the invalidation of any policy or policies of insurance maintained, or required to be maintained, by Tenant pursuant to the terms of this Lease, or result in the reduction of the coverage provided, or to be provided, thereunder; or

                    (iii) constitute a crime or an offense punishable by fine or imprisonment (including, without limitation, result in the filing of a violation against the Leased Premises or the issuance of any other order or directive to make such repair or repairs by any governmental agency or authority having jurisdiction); and

          (f) if the failure to make such repair or repairs shall or could constitute a default under any fee mortgage or if the nature of such repair or repairs is such that Tenant would be required to make the same pursuant to subsection (e) above but for the provisions of sub-subsection (x) of such subsection (e), Tenant shall, if Landlord so elects in its sole discretion, afford Landlord with all necessary and/or desirable access to the Leased Premises so as to enable Landlord to perform such repair or repairs for its own account, and Tenant shall otherwise cooperate with Landlord in connection with the same in all reasonable respects.

In the event that Landlord shall make a demand upon Tenant pursuant to sub-subsection (iii) of subsection (c) above and Tenant shall dispute the amount claimed by Landlord, the dispute shall be resolved, upon the petition of either party, by an arbitration conducted by the parties in accordance with the provisions of Article 21 below. Tenant's obligations under subsections (b) and
(c) and, if applicable, subsection (e) of this Section 8.3 shall survive the expiration or sooner termination of the Term.

                              Article 9

             Tenant to Comply with Laws; Environmental Matters

          9.1 Tenant shall, at Tenant's expense, promptly comply with:

               (a) the requirements of every applicable statute, law, ordinance, regulation, or order now or hereafter made by any Federal, State, County, municipal, or other public body, department, bureau, officer or authority, with respect to:

                    (i) the Leased Premises, the Improvements and appurtenances thereto (including without limitation, any vaults with respect therto);

                    (ii) the use or occupation of the Leased premises and the Improvements, including the making of any alteration or addition in or to any structure upon, connected with, or appurtenant to, the Leased Premises; and

                    (iii) the removal of any encroachment arising after the Commencement Date, but only if required to do so by order of any court, department, or bureau having jurisdiction;

               (b) the requirements of all easements, restrictions and other documents existing of record as of the date of this Agreement of Lease and/or hereafter granted by Landlord with the prior written consent or joinder of Tenant, which consent or joinder shall not be unreasonably withheld or delayed by Tenant; and

               (c) any applicable regulation or order of the Board of Fire Underwriters, Fire insurance Rating Organization, or other body having similar functions, whether or not such compliance involves structural repairs or changes, whether or not such compliance is required on account of any particular use to which the Leased Premises, the Improvements, or any part thereof may be put, whether or not any such statute, law, ordinance, requirement, regulation, or order is of a kind now within the contemplation of the parties hereto and regardless of the cost thereof.

          9.2 Provided that non-compliance therewith shall not constitute a crime or an offense punishable by fine or imprisonment, and provided, further, that no Event of Default shall have occurred and be continuing under the terms of this Lease, Tenant may, at Tenant's expense, contest the validity of any such law, ordinance, regulation, order, or requirement, and such noncompliance by Tenant during such contest, provided that such contest shall be diligently prosecuted, shall not be deemed a breach of this covenant, provided that, before the commencement of such contest, Tenant shall furnish to Landlord, if Landlord so requires, either:

               (a) the bond of a surety company reasonably satisfactory to Landlord, which bond shall:

                    (i) be, as to its provisions and form, reasonably satisfactory to Landlord;

                    (ii) be in an amount at least equal to one hundred and ten per centum (110%) of the estimated cost of such compliance; and

                    (iii) indemnify Landlord against the cost of such compliance, as well as against all liability for any damages, interests, penalties and expense (including reasonable fees of attorneys or counsel), resulting from or incurred in connection with such contest or non-compliance; or

               (b) other security, in lieu of such bond that is reasonably satisfactory to Landlord as to form and amount.

          Landlord shall cooperate with Tenant with regard to any such contest to the extent reasonable necessary, provided that in Landlord's reasonable judgement the change sought by Tenant would not have an adverse effect upon the value of Landlord's interest in the Leased Premises and provided that all fees and expenses incurred in connection with such proceedings shall be borne by Tenant.

          9.3 Subject to Section 9.2 above, Tenant shall conduct, and cause to be conducted, all operations and activity at the Leased Premises in compliance with, and shall in all other respects applicable to the Leased Premises comply with, all applicable present and future federal, state, municipal and other governmental statutes, ordinances, regulations, orders, directives, guidelines and other requirements, and all present and future requirements of common law, concerning the environment (hereinafter called "Environmental Statutes") including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss.9601 et seq., the Resource
                                                     -------
Conservation and Recovery Act, 42 U.S.C. ss.ss.9601 et seq,, the Clean Air Act,
                                                    -------
42 U.S.C. ss.ss.7401 et seq., and the Toxic Substances Control Act, 15 U.S.C.
                     -------
ss.ss.2601 et seq., (i) those relating to the generation, use, handling,
           -------
treatment, storage, transportation, release, emission, disposal, remediation or presence of any material, substance, liquid, effluent or product, including, without limitation, hazardous substances, hazardous waste or hazardous materials, (ii) those concerning conditions at, above or below the surface of the ground and (iii) those concerning conditions in, at or outside of buildings.

               (b) Tenant, in a timely manner, shall obtain and maintain in full force and effect all permits, licenses and approvals, and shall make and file all notifications and registrations, as required by Environmental Statutes. Tenant (subject to Tenant's right to contest as elsewhere provided) shall at all times comply with the terms and conditions of any such permits, licenses, approvals, notifications and registrations.

               (c) Tenant shall provide to Landlord copies of the following, forthwith after each shall have been submitted, prepared or received by Tenant or any affiliate of Tenant: (i) all applications and associated materials submitted to any governmental agency relating to any Environmental Statute; (ii) all permits, licenses, approvals, and amendments or modifications thereof, obtained under any Environmental Statute; and (iii) any notice of violation, summons, order, or complaint, received by Tenant or any occupant of the Leased Premises pertaining to compliance with any Environmental Statute.

               (d) Tenant, without the prior written consent of Landlord, shall not install or cause, suffer or permit the installation of; any above or underground storage tank at the Leased Premises. If Tenant does install or cause, suffer or permit the installation of any such tank, Tenant shall comply with all applicable laws as to its installation, maintenance, operation and closure, including any requirement for the maintenance of liability insurance with respect to risks associated with any such tank. If such liability insurance is required to be maintained, Landlord shall be named as an additional insured thereunder. Upon termination of this Lease, Landlord shall have the option of requiring that Tenant, at Tenant's sole cost and expense, remove any tank installed by Tenant and any associated contaminated material and other contamination and perform all tests required by Landlord and any required by Environmental Statutes and any other applicable governmental requirements and provide Landlord and all required government agencies with the results of such tests in such form as reasonably required by Landlord or as required by law.

               (e) Tenant shall not cause or suffer or permit to occur at, in, on or under the Leased Premises any generation, use, manufacturing, refining, transportation, emission, release, treatment, storage, disposal, presence or handling of hazardous substances, hazardous wastes or hazardous materials (as such terms are now or hereafter defined under any Environmental Statute) (herein called "Hazardous Substances"), except that construction materials (other than asbestos or polychlorinated biphenyls), office equipment, fuel and similar products and cleaning solutions, and other maintenance materials that are or contain Hazardous Substances, and other Hazardous Substances which are contained in a suitable and safe manner, may be used, generated, handled or stored on the Leased Premises, provided such is incident to and reasonably necessary for the operation and maintenance of the Leased Premises as an automobile dealership and service center and incidental uses, including the leasing of motor vehicles and their storage, and is in compliance with all Environmental Statutes and all other applicable governmental requirements. Should any release of any Hazardous Substance occur at the Leased Premises, Tenant shall promptly contain, remove and dispose of such Hazardous Substances, and any material that was contaminated by the release and remedy and mitigate all threats to human health or the environment relating to such release as and to the extent required by applicable Environmental Law. When conducting any such measures, Tenant shall comply with Environmental Statutes.

               (f) If the use of the Leased Premises by Tenant, or any operation or activity conducted at the Leased Premises during the Term of this Lease, shall be such as requires, under any present or future Environmental Statute, the obtaining of an approval (herein called an "Environmental Approval of Transfer or Change") by any governmental agency, or an acknowledgment by such agency that such approval is not required, (i) in order to change or transfer ownership of the Leased Premises, (ii) in order to change or transfer Tenant's interest in this Lease or any interest in Tenant or in any entity which directly or indirectly controls Tenant or (iii) in connection with: (A) cessation of all or any operations or activity at the Leased Premises for any reason or (B) a change in or transfer of any operations or activity at the Leased Premises or
(C) the expiration or termination of this Lease (each of the transactions and occurrences referred to in the foregoing clauses (i), (ii) or (iii) being hereinafter called a "Change"), Tenant, at Tenant's sole cost and expense, shall, in compliance with all Environmental Statutes, apply for, and prior to the Change deliver to Landlord, a copy of the required approval or acknowledgment and Tenant shall perform or cause to be performed all remedial actions required by such governmental agency for the issuance of the approval, in whole or in part by reason of Tenant's use of the Leased Premises or operations or activities at the Leased Premises during the Term of this Lease; provided that as to any Change which is a change or transfer of ownership of the Leased Premises or of an interest in Landlord or in any entity which directly or indirectly controls Landlord, Tenant shall instead (x) promptly comply with any request of Landlord to provide such information, statements or affidavits as to operations and activities at the Leased Premises during the Term of this Lease, and as to the use of the Leased Premises by Tenant as may be determined by Landlord to be necessary, (y) either promptly perform or, at the option of Landlord, reimburse Landlord within fifteen (15) days after demand for Landlord's costs of, all remedial actions required by any governmental agency for issuance of the Environmental Approval of Transfer or Change and (z) pay, or reimburse

Landlord for, all other costs and expenses which are attributable to the existence of Tenant's tenancy or to Tenant's use of the Leased Premises or to any operation or activity at the Leased Premises during the Term of this Lease and were incurred to obtain such required approval or acknowledgment. Tenant covenants, represents and warrants that any application, statement or information made or provided by or through Tenant pursuant to this subsection shall be true and complete. If there should be an Environmental Statute which requires an Environmental Approval of Transfer or Change, but such requirement shall not have been made applicable by Tenant's use of the Leased Premises or operations or activities conducted at the Leased Premises during the Term of this Lease, and if an official statement of such non-applicability shall be obtainable from the applicable governmental agency, then, whether or not the obtaining of such statement is required by law, Tenant, at Tenant's sole cost and expense, shall obtain and deliver such statement to Landlord before the change occurs (in the case of a change described in clause (ii) & clause (iii) above) or promptly upon request of Landlord (in the case of a change described in clause (i) above).

          (g) Tenant agrees to permit Landlord and its authorized representatives to enter, inspect and assess the Leased Premises at reasonable times and after reasonable notice, for the purpose of determining Tenant's compliance with the provisions of this Section 9.3.

          (h) Tenant hereby agrees to indemnify and to hold harmless Landlord of, from and against any and all expense, loss or liability suffered by Landlord by reason of Tenant's breach of any of the provisions of this Section 9.3
                                                              -----------
including, but not limited to, (i) any and all expenses that Landlord may incur in complying with any Environmental Statutes, (ii) any and all costs that Landlord may incur in studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the release of any Hazardous Substance or waste at or from the Leased Premises, (iii) any and all costs for which Landlord may be liable to any governmental agency for studying, assessing, containing, removing remedying, mitigating, or otherwise responding to, the release of a Hazardous Substance or waste at or from the Leased Premises, (iv) any and all fines or penalties assessed, or threatened to be assessed, upon Landlord by reason of a failure of Tenant to comply with any obligations, covenants or conditions set forth in this Section 9.3 and (v) any and all legal
                                          -----------
fees and costs incurred by Landlord in connection with any of the foregoing.

          (i) No subsequent modification or termination of this Lease by agreement of the patties, or otherwise shall be construed to waive, release or to modify, any provisions of this Section 5.3, unless the termination or modification agreement or other document so states in writing and makes specific reference to this Section 9.3.

                              Article 10

                            Purchase Option

          10.1 Provided that (i) Tenant shall have timely and effectively exercised the First Option, (ii) Tenant shall not have exercised the Additional Option, (iii) the Lease remains in full force and effect, and (iv) at the time of the exercise of the Option herein granted and during the remainder of the Term until and including the Closing Date hereinafter referred to, Tenant shall not be in default of any term, covenant, condition or agreement provided for in this Lease, then Tenant shall have the option to purchase the Leased Premises (the "Purchase Option"), exercisable only by written notice to Landlord given not later than February 1, 2006. Upon the timely and effective exercise of the Purchase Option by Tenant, this Lease, together with the notice from Tenant exercising the Purchase Option shall also be deemed to be an agreement of sale and purchase between Landlord and Tenant with respect to the Leased Premises without the necessity of any further act or agreement it being understood and agreed that pending the consummation of closing for such purchase and sale, this Lease will remain in full force and effect, as a lease, and Tenant will remain obligated to perform all of its obligations under this Lease, including, without limitation, the obligation to pay Fixed Net Rent, Incremental Rent and/or Appraisal Rent and Additional Rent. The Purchase Option shall be subject to the following terms and provisions:

               (a) Closing for the sale and purchase of the Leased Premises shall take place commencing at 10 a.m. prevailing time, on February 1, 2007 at the offices of Wolf Block, Schorr and Sois-Cohen LLP. 250 Park Avenue, New York, NY or at such other place as may be designated by Landlord by notice given to Tenant at least ten business days before the Closing Date.

               (b) The purchase price ("Purchase Price") for the Leased Premises shall be the Fair Market Value of the Leased Premises, which shall be determined and paid as hereinafter set forth. All payments on account of the Purchase Price shall be made by wire transfer of immediately available funds to an account designated by Landlord.

               (c) Fair Market Value shall be determined pursuant to the following procedures:

                    (i) within ten business days after the last date upon which the Purchase Option may be exercised (February 1, 2006) Landlord and Tenant shalt each select an MAI appraiser and notify the other of the name and address of the appraiser which it has selected. Each of the parties shall then direct the appraiser which it has selected that within fifteen (15) days thereafter, the two MAI appraisers shall select a third MAI appraiser. If they cannot agree upon such third MAI appraiser within such fifteen (15) day period, the third appraiser shall be selected by the chief officer of the local MAI chapter in New York City within the next fifteen (15) days. If the parties do not receive notice of the selection of the third appraiser within the next fifteen (15) days, the third appraiser shall be an MAI appraiser selected by the chief officer of the New York City office of the American Arbitration Association upon application of either party. Within thirty days of the appointment of the third appraiser, the three appraisers shall meet and exchange their appraisals and the Fair Market Value shall be the average of the Fair Market Values of the three appraisers, provided that if the Fair Market Value determined by a Party's appraiser shall be more than 10% different from the Fair Market Value determined by the third appraiser, the Fair Market Value by such Party's appraiser shall not be taken into account to calculate the average and, if the Fair Market Values determined by both Parties' appraisers each shall be more than 10% different from the Fair Market Value determined by the third appraiser, the Fair Market Value to be used for the purposes of this subsection
(c) shall be the Fair Market Value as determined by the third appraiser.

                    (ii) each appraiser, whether appointed by the appraisers selected by the parties or by the chief officer of the New York City office of the American Arbitration Association, shall be instructed to determine the Fair Market Value, and advise Landlord and Tenant thereof, within thirty days after the appointment of the third appraiser and shall also be instructed that the determination made by each appraiser shall be the amount of the Fair Market Value of the Leased Premises which he or she determines to be the Fair Market Value as of February 1, 2006 for its highest and best use, which shall be the amount of the cash purchase price that a willing purchaser not compelled to purchase would pay a willing seller not compelled to sell the Leased Premises, free and clear of this Lease. Reference herein to an "MAI Appraiser" means that the appraiser shall be an MAI member of the American Institute of Real Estate Appraising, or any successor association or body of comparable standing if such institute is not then in existence. All appraisers shall have a minimum often
(10) years recent experience in the appraisal of commercial real estate in the Borough of Manhattan, City of New York. For the purposes hereof, the term "highest and best use" shall be determined without regard to zoning or other use limitations pursuant to applicable law or regulations, but rather to the highest and best use assuming that all necessary zoning and other approvals would be granted and that, if required to achieve such highest and best use, the improvements upon the Leased Premises were demolished.

                    (iii) The determination of Fair Market Value pursuant to the provisions of this Section shall be final and binding upon Landlord and Tenant. The provisions for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, except in the event that liquidated damages shall be applicable as specifically hereinafter set forth, and any determination made hereunder shall be final and binding upon Landlord and Tenant except as otherwise provided by applicable law. Landlord and Tenant shall each pay the fees and expenses of the appraiser which it appoints and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

          (d) As consideration for the grant of the Purchase Option Tenant shall pay Landlord the sum of One Million Five Hundred Thousand ($1,500,000) upon and as a condition to the exercise of the Purchase Option and as consideration for the grant of the Purchase Option by Tenant. Such payment shall be made by wire transfer of immediately available funds or by letter of credit meeting the provisions and conditions hereinafter set forth. If the payment is to be made by wire transfer, Tenant shall so advise Landlord at least ten (10) business date prior to date upon which the Purchase Option shall be exercised and within five (5) business days thereafter, Landlord shall provide wiring instructions to Tenant. The consideration for the grant of the Purchase Option shall be deemed earned by Landlord at the time of the exercise of the Purchase Option, and shall be repaid to Tenant only in the event that Tenant validly terminates its obligation to purchase the Leased Premises pursuant to paragraph (1) below.

          (e) Within ten business days following the determination of Fair Market Value, Tenant shall pay to Landlord, to be held by Landlord as security for Tenant's performance of its obligation to purchase the Leased Premises, an amount equal to twelve (12%) of such Fair Market Value (the "Security Deposit") Provided Tenant is not in default beyond any applicable notice and/or grace period, interest at the rate actually received by Landlord on the Security Deposit shall be credited to Tenant upon closing having taken place pursuant to the provisions hereof at which time there shall also be credited to Tenant, on account of the Purchase Price an amount equal to the Security Deposit and the $1,500,000 consideration for the grant of the Purchase Option. If Tenant defaults in completing closing pursuant to the provisions hereof, then Landlord (in addition to retaining the $1,500,000 consideration for the grant of the Purchase Option) shall retain the Security Deposit (plus, interest thereon) as liquidated damages in lieu of any other remedy available to Landlord by reason of such default by Tenant. Landlord and Tenant have agreed upon the determination of the amount of liquidated damages, after negotiation, as the parties' reasonable estimate of Landlord's damages in the event of such default by Tenant in completing closing pursuant to its exercise of the Purchase Option. Notwithstanding the foregoing, if Tenant, having exercised the Purchase Option, fails to pay the Security Deposit to Landlord within ten business days following the determination of Fair Market Value, (i) Tenant shall be deemed to be in default hereunder, (ii) the foregoing provision for liquidated damages shall be inapplicable and (iii) Landlord shall be entitled to enforce any remedies at law or in equity (including without limitation a claim in the amount of the Security Deposit and/or an action to specifically enforce the Purchase Option and this Lease shall terminate at the election of Landlord.

                    (i) The Security Deposit, at Tenant's election, may be cash or a Letter of Credit obtained and maintained at Tenant's cost and expense. "Letter of Credit" means an irrevocable letter or letters of credit in the form reasonably approved by Landlord, issued by a bank reasonably accepted in writing by Landlord, designating Landlord as beneficiary and subject only to such other conditions as may otherwise be specified in this Lease. Presentment (by the beneficiary of the Letter of Credit) for payment to the issuer thereof, shall be in New York County, New York and shall be by correspondent or agency arrangements.

                    (ii) If any part of a Security Deposit is a Letter of Credit the Letter of Credit shall be for a term expiring not earlier than thirty
(30) days following the date for closing under the Purchase Option; if drawn down by Landlord, proceeds of the Letter of Credit shall be credited on account of the Purchase Price, or retained as liquidated damages, as the case may be, pursuant to the provisions hereof.

          (f) Title to the Leased Premises shall be conveyed by bargain and sale deed with covenant against grantor's acts and shall be insurable as good and marketable by a reputable title insurance company authorized to transact business in the State of New York, pursuant to an ALTA (or its successor organization's) standard form, subject to the standard exceptions thereof and to the additional exceptions set forth in Exhibit "C" hereof. If Landlord is unable to convey title to the Leased Premises to Tenant at closing in accordance with the requirements of this paragraph (f), Tenant shall have the options (i) of taking such title as Landlord is able to convey, without abatement of the Purchase Price, except to the extent of the amount of any fixed or ascertainable liens upon the Leased Premises which are not otherwise the obligation of Tenant to discharge under this Lease or (ii) of terminating Tenant's obligations to purchase the Leased Premises, in which latter event the Purchase Option provisions of this Lease shall be null and void. Provided, however that in the event of such valid termination of Tenant's obligation to purchase the Leased Premises, then at the election of Tenant by notice given to Landlord within ten business days following the date set for closing, the Additional Option shall be reinstated and deemed exercised by Tenant, "with the provisions hereinabove set forth for the determination of the Fair Rental Value to be effective; but with the appointment of the MAI Appraisers by Landlord and Tenant to be made within ten business days by notification of each to the other.

          (g) The sale and purchase of the Leased Premises shall be made on an "as is" basis, and without any representations or warranties whatsoever, expressed or implied, being made by Landlord.

          (h) If at any time following the exercise of the Purchase Option and before closing thereunder the Leased Premises or any portion thereof is destroyed or damaged as a result of fire or other casualty, the rights and obligations of the parties shall not be affected thereby; provided however that Tenant shall be entitled to the proceeds of such insurance as may be in effect with regard to such casualty.

          (i) The Purchase Option shall not be assignable by Tenant.

          (j) At the closing and as part thereof Fixed Net Rent (which includes Incremental Rent and/or Appraisal Rent) and all other sums payable by Tenant to Landlord hereunder shall be apportioned and any sums prepaid as of the date of closing shall be credited to Tenant at the time of Closing on account of the Purchase Price. Fixed Net Rent and all such other sums which shall have accrued through the date of closing shall be paid by Tenant to Landlord at the time of closing. There shall be no apportionment of impositions and other charges the payment of which is Tenant's obligation hereunder.

          (k) The customs and procedures followed in New York City at the time of closing, including those relating to documentary, recording and other fees, charges and taxes imposed by reason of a conveyance of real estate, shall govern the rights and obligations of the parties to the extent not inconsistent herewith.

          (l) For the purposes of this Lease, a default by Tenant under this
Article 10 shall be deemed a monetary default, entitling Tenant to only five business days and not a longer time period) to cure after default notice by Landlord.

                              Article 11

                      Net Lease; Non-Terminability

          11.1 This Lease is a net lease, and the Fixed Net Rent (which includes additional rent and all other sums payable hereunder to, or on behalf of, Landlord) shall be paid without notice or demand and without setoff, counterclaim, abatement, suspension, deduction, or defense. Landlord and Tenant each hereby further agree and confirm that, notwithstanding anything to the contrary contained in this Lease, it is the purpose and intent of both Landlord and Tenant that the rents payable under this Lease shall be absolutely net to Landlord, so that this Lease shall yield, net to Landlord, the Fixed Net Rent specified herein in each year during the Term.

          11.2 Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or be entitled to the abatement of any rent or any reduction thereof, nor shall the obligations hereunder of Tenant be otherwise affected, any present or fixture law to the contrary notwithstanding, by reason of:

               (a) any damage to, or the destruction of, the Leased Premises, the Improvements, or any portion thereof, from whatever cause;

               (b) the taking of the Leased Premises, the Improvements, or any portion thereof by condemnation or otherwise, except as, and to the extent, provided to the contrary in Article 20 below;

               (c) the prohibition, limitation, or restriction of Tenant's use of the Leased Premises, the Improvements, or any portion thereof (including, without limitation, any diminution in the amount of space usable by Tenant at the Leased Premises caused by legally required changes in the construction, equipment, fixture, motors, machinery, operation, or use of the Leased Premises), or the interference with such use by any private person or entity;

               (d) Tenant's acquisition of the fee ownership of the Leased Premises or the Improvements; or

               (e) any other cause whatsoever, whether similar or dissimilar to the foregoing.

It being the intention of the parties hereto that the Fixed Net Rent and additional rent reserved hereunder shall continue to be payable in all events, and the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall be terminated pursuant to an express provision of this Lease.

          11.3 Except as provided in Article 20 below, Tenant waives all rights now or hereafter conferred by law to:

               (a) quit, terminate, or surrender this Lease or the Leased Premises, the Improvements or any part thereof; or

               (b) any abatement, suspension, deferment, or reduction of the Fixed Net Rent, additional rent, or any other sums payable under this Lease, regardless of whether such rights shall arise from any present or future constitution, statute, or rule of law.

                              Article 12

                              Insurance

          12.1 Throughout the Term, Tenant shall, at its own cost and expense:

               (a) keep the Improvements insured against loss or damage by fire, windstorm, and other peiils included in so-called "All Risk" or Special Form Insurance policies and also including coverage for floods, earthquakes, and sinkholes. Insurance amounts shall be provided for 100% of the full replacement cost value of buildings and other land improvements. Coverage extensions shall include: Replacement Cost Value with a Coinsurance Waiver if available, or Agreed amount Endorsement, and Demolition and Increased Cost of Construction (Law and Ordinance). Such insurance shall:

                    (i) be issued by insurance companies authorized to do business in the State where the Leased Premises are located and be rated in the latest publication of A.M. Best rating guide or equivalent rating guide at A:IX or A:VII or or greater, under insurance policies in form and content reasonably satisfactory to Landlord;

                    (ii) be carried in the name, and in favor, of Landlord, Tenant and any fee mortgagee(s), as their respective interests may appear;

                    (iii) effectively provide that the respective interests of Landlord and any fee mortgagee(s) therein shall not be subject to cancellation by reason of any act or omission of Tenant without thirty (30) days' prior written notice of such cancellation, however, when cancellation is for nonpayment of premium the insurance company may cancel the policy by giving at least ten (10) days prior written notice of such cancellation;

                    (iv) subject to the requirements of any fee mortgagee, provide that the loss, if any, under any such policies shall be adjusted by Tenant that Landlord may participate in the loss adjustment, and Landlord may adjust the loss if Tenant fails to do so, and provide that the loss shall be paid by the insurance company or companies as provided in Section 12.7; and

                    (v) provide Business Interruption or Rental Value insurance including coverage for the continuing rental obligations under this Lease on an Actual Loss Sustained basis in amounts not less than 12 months insurable value with loss payable endorsement thereunder in favor of the Landlord; and

                    (vi) provide Comprehensive Boiler & Machinery insurance covering all pressure vessels, boilers, mechanical, and electrical equipment at the Leased Premises. This coverage shall include Extra Expense and insurance for the continuing rental obligations under this Lease. Insurance amounts shall be as reasonably required by Landlord, but not less than $5 million per accidents and

                    (vii) provide such other insurance as may from time to time be reasonably required by the Landlord as insurance against insurable hazards that are customarily and generally required to be insured with respect to similar premises, with due regard for the height, depth and width of the Improvements, their construction and their use and occupancy.

            (b) provide Landlord and any fee mortgagee(s) with public liability insurance policies which insurance shall comply with the requirements of subsections 12.1 (a)(i) and (iii) and shall provide at least the following:

                    (i) Commercial General Liability covering the Leased Premises and operations of the Tenant in amounts not less than $1 million per occurrence and $2 million in the annual aggregate per location and including coverage for Products and Completed Operations Liability;

                    (ii)Commercial Automobile Liability, including Garage Liability, covering all Owned, Hired, Non Owned Automobiles including customer and demonstrator vehicles, any other vehicle usual to the Tenant's business in amounts not less than $1 million per accident;

                    (iii) Garagckeepers Legal Liability providing coverage for vehicles of others in the possession of Tenant for physical damage to those vehicles;

                    (iv) Workers Compensation and Employers Liability, which coverage shall meet the statutory requirements of the state in which the Leased Premises is located,

                    (v) Umbrella Liability in excess of the Commercial General, Automobile, Garage, and Employers Liability in amounts not less than $40,000,000 per occurrence and in the annual aggregate;

                    (vi) all Third Party liability policies shall name the Landlord and any fee mortgagee(s) as an "Additional Insured" and be evidenced by a certificate of insurance policy endorsement specifically indicating the Landlord's and any fee mortgagee(s) Additional Insured status;

                    (vii) other insurance as is customary to the operations of the Tenant or as may reasonably be required by the Landlord as good commercial practice would dictate.

In the event of any dispute between Landlord and Tenant with respect to the amount of general liability coverage to be maintained by Tenant and/or the types and amounts of such other insurance as Landlord may reasonably require Tenant to carry from time to time, as above provided, such dispute shall be arbitrated pursuant to the provisions of Article 21 of this Lease.

          12.2 Tenant shall procure policies for the insurance required to be carried pursuant to Section 12.1 for periods of from one (1) to five (5) years, as Tenant shall elect, and shall deliver to Landlord original certificates thereof with evidence, by stamping or otherwise, of the payment of the premiums thereon. An such policies shall contain a loss payable endorsement which shall provide that (i) the loss, if any, under such policies shall be paid by the insurance companies as provided in Section 12.7 below, (ii) the insurer will not cancel or modify such policy except after thirty (30) days prior written notice to Landlord, however, if the cancellation is for nonpayment of premium, the insurance company may cancel the policy after ten (10) days' prior written notice to Landlord, and (iii) any loss payable thereunder shall not be invalidated by any act or neglect of the Tenant, nor by any foreclosure or other proceedings or notice of sale relating to the Leased Premises nor by any change in the title or ownership of said property, nor by the occupation of the locations for purposes more hazardous than are permitted by the Policy.

          12.3 All premiums and charges for Tenant's insurance policies (including, without limitation, for the insurance policies required to be carried pursuant to Section 12.1) shall be paid by Tenant. If Tenant shall fail to make any such payment when due, or shall fail to carry any such policy, the provisions of Article 14 shall apply.

          12.4 Tenant shall pay the premiums for Tenant's initial policies of insurance required hereunder and all renewals thereof not later than the due date thereof so as to prevent a lapse of coverage. Prior to the expiration of each policy of insurance, Tenant shall deliver to Landlord a certificate of such renewal policy with evidence, by stamping or otherwise, of the payment of the premiums thereon. If any such premiums shall not be paid when due or if such a certificate of any renewal policy required to be delivered hereunder shall not be so delivered, the provisions of Article 14 shall apply.

          12.5 Tenant shall not violate, or permit to be violated, any of the conditions or provisions of any such policy, and Tenant shall so perform and satisfy the reasonable requirements of the companies writing such policies.

          12.6 Tenant shall not carry separate insurance, concurrent in coverage or contributing in the event of loss with any insurance required to be furnished by Tenant under the provisions of this Article 12, if the effect of such separate insurance would be to reduce the protection or the payment to be made under said insurance required to be furnished by Tenant, unless Landlord and any fee mortgagee(s) (where the insurance required to be carried requires the inclusion of the fee mortgagee(s)) are included as additional insureds, with loss payable as hereinabove provided. Tenant shall promptly notify Landlord of the issuance of any such separate insurance and shall cause such policies or certificates of insurance to be delivered to Landlord and any fee mortgagee(s) as provided in this Article 12.

          12.7 The loss proceeds of any fire and extended coverage insurance shall be:

               (a) if less than Five Hundred Thousand ($500,000.00) Dollars, paid to Tenant as a trust fund, to be deposited in a separate bank account maintained by Tenant and used, applied and paid to the repair and restoration of the damage of the Improvements on the Leased Premises (such $500,000 figure shall be increased by the corresponding increase in the Fixed Net Rent over the amount thereof on the Commencement Date

               (b) if in excess of Five Hundred Thousand ($500,000.00)
Dollars (such $500,000 figure shall be increased by the corresponding increase in the Fixed Net Rent over the amount thereof on the Commencement Date), paid to, and deposited with, the Depositary, which shall hold, apply, and make available the proceeds of such insurance to pay the cost of repair of the damage and replacement or rebuilding of the Improvements as more particularly provided in Article 13.

          12.8 In the event that Landlord receives any rent insurance proceeds, Tenant shall be credited therefor as payments made to Landlord on account of Fixed Net Rent and additional rent payable by Tenant.

                              Article 13

                           Fire or Casualty

          13.1 If during the Term of this Lease, the Improvements now or hereafter erected upon the Leased Premises shall be destroyed or damaged, in whole or in part, by fire, as a result, directly or indirectly, of war, by act of God, or by reason of any other cause or causes whatsoever (whether or not insurable), Tenant shall give prompt notice thereof to Landlord and file prompt proof of loss with the appropriate insurance company or companies (if insured). At Tenant's own cost and expense, Tenant shall thereafter promptly repair, replace and rebuild the

Improvements, at least to the extent of the value and as nearly as practicable to the character of the Improvements existing immediately prior to such occurrence. Such repairs, replacements, or rebuilding shall be made by Tenant in accordance with. the following terms and conditions:

               (a) the same shall be made in accordance with plans and specifications therefor, if required by law;

               (b) at least ten (10) days before commencing such work, Tenant shall notify Landlord of Tenant's intention to commence the same, and Tenant shall pay the increased premiums, if any, charged by the insurance companies carrying insurance on the Improvements in order to cover the additional risk during the course of such work;

               (c) before commencing any such work:

                    (i) plans and specifications therefor shall be filed and approved by all governmental departments and other authorities having jurisdiction thereof;

                    (ii)a firm estimate for the cost of such work shall be obtained;

                    (iii) Tenant shall, at its own cost and expense, deliver to Landlord appropriate endorsements to be attached to, and made part of, the fire and liability policies more particularly described in Article 12, which endorsements shall cover all of the risks concerned during the course of such work and shall be in form and content reasonably satisfactory to Landlord;

               (d) such work shall be commenced within one hundred twenty
(120) days after settlement shall have been made with the insurance companies and the insurance monies shall have been turned over to Tenant or the Depositary as provided in Article 12 hereof and all necessary governmental approvals shall have been obtained, subject to reasonable extension to the extent that Tenant, after diligent efforts to obtain such approvals, shall not have received them within such one hundred twenty (120) days; and

               (e) such work shall be completed:

                    (i) within a reasonable time after the commencement of the same, due regard being had to conditions;

                    (ii) flee and clear of all liens and encumbrances; and

                    (iii) in accordance with the plans and specifications therefor.

Any dispute with respect to any of the insurance endorsements referred to in subsection (c)(iii) above shall be determined by arbitration as hereinafter provided.

          13.2 The Depositary shall, provided that this Lease shall then be in full force and effect, apply the net proceeds of any insurance deposited with it to the payment of the cost of such repairing or rebuilding as the same progresses, payments to be made against properly certified vouchers of a competent architect in charge of the work selected by Tenant. The Depositary shall advance out of such, insurance proceeds, toward each payment to be made by or on behalf of Tenant, the amount that shall bear the same portion to such payment as the whole amount received by the Depositary shall bear to the total estimated cost of the repairing or rebuilding, except however, if the contract provides for such retainage, the Depositary shall withhold from each amount so to be paid by it ten percent (10%) thereof until:

               (a) the work of repairing or rebuilding shall have been completed; and

               (b) reasonable proof is furnished to the Depositary and Landlord that no lien or liability has attached, or will attach, to the Leased Premises, to the Improvements, or to Landlord in connection with such repairing or rebuilding.

If the total estimated cost of the repairs or rebuilding shall exceed the amount of the net proceeds of such insurance received by the Depositary, the Depositary shall require of Tenant that, before such repairing or rebuilding be commenced, the Depositary be secured by a surety bond or cash equal to the amount of the excess of such estimated cost over the net insurance proceeds as security for the due completion, within a reasonable time, of such repairs or rebuilding. The total cost of all such rebuilding shall, at all events, be borne by Tenant without any contribution thereto by Landlord. If the insurance proceeds shall exceed the cost of repairs or rebuilding, the balance remaining after payment of the cost of repairs or rebuilding shall be paid over and belong to Tenant.

          13.3 If:

               (a) the work of repairing, replacing, or rebuilding such damage or destroyed Improvements shall not have been commenced within the one hundred twenty (120) day period (subject to force majeure causes) provided for in subdivision (d) of Section 13.1; or


               (b) such work, after commencement, shall not be expeditiously proceeded with, uniess such work is delayed by strikes, lockouts, labor disputes, or other causes unavoidable or reasonably beyond the control of Tenant,

Landlord shall have the right to terminate this Lease and the Term by giving Tenant not less than thirty (30) days written notice of Landlord's intention so to do, and, upon the expiration of the date fixed in such notice, this Lease and the Term shall wholly cease and expire, and the insurance proceeds received and receivable under any and all policies of insurance shall be retained by Landlord, or by any mortgagee of the fee to whom the same day be payable, as their interests may appear, without claim thereon by Tenant, but Tenant shallcontinue liable as provided in Article 17 hereof. Any dispute under this Section 13.3 shall be determined by arbitration as hereinafter provided.

          13.4 Except as provided in Section 13.3, this Lease shall not terminate or be affected in any manner by reason of the destruction or damage, in whole or in part, of the Improvements, or by reason of the untenantability of the Improvements or the Leased Premises, and the Fixed Net Rent reserved in this Lease, as well as all other charges payable hereunder to the extent that the same are not actually paid pursuant to rent insurance, shall be paid by Tenant in accordance with the terms, covenants and conditions of this Lease, without abatement, diminution, or reduction.

                              Article 14

                       Landlord May Cure Defaults

          14.1 If Tenant shall default in:

               (a) making any payment required to be made by Tenant under this Lease and such default is not cured within five (5) business days after written notice has been given under Article 29 below; or

               (b) performing any term, covenant, or condition of this Lease on the part of Tenant to be performed, Landlord may, at its option (but shall not be obligated to do so) and for the account of Tenant, make such payment or expend such sum as may be necessary or desirable to perform and fulfill such term, covenant, or condition, upon ten (10) days' prior written notice to Tenant (except that no such notice shall be required in a case of emergency). However, no such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default, nor shall the same affect any other remedy of Landlord by reason of such default.

          14.2 Any and all sums paid or expended by Landlord pursuant to
Section 14.1, as well as any other reasonable out of pocket cost or expense (including, without limitation, reasonable attorneys fees, disbursements and court costs) incurred by Landlord in instituting, prosecuting, or defending any action or proceeding instituted by reason of, or relating to, any default by Tenant under this Lease (provided, however, that, as to such costs and expenses related to an action or proceeding, Landlord prevails therein), shall:

               (a) be repaid by Tenant to Landlord as additional rent under this Lease within 30 days after Landlord's written demand therefor; and

               (b) bear interest from the date of Landlord's payment or expenditure thereof to the date of Tenant's repayment of the same to Landlord, both dates inclusive, at the rate of two (2%) percent above the so-called prime, base, index, or reference interest rate publicly announced by The Chase Manhattan Bank, N.A., from time to time in effect (but in no event in excess of any then lawful maximum interest rate then applicable to Tenant).

                                  Article 15

 Bankruptcy, Insolvency, Reorganization, Liquidation or Dissolution of Tenant

          15.1 The occurrence of any of the following at any time during the Term shall constitute and be deemed a material breach of this Lease and a default by Tenant, entitling Landlord, at its option and to the extent permitted by applicable law, to cancel and terminate this Lease upon giving Tenant a thirty (30) day notice in writing of Landlord's intention so to do, whereupon this Lease shall terminate and come to an end at the expiration of said thirty
(30) days as if said expiration date were the time originally fixed for the termination of this Lease, and Tenant shall quit and surrender the Leased Premises and the Improvements to Landlord:

               (a) the filing of a petition by or against Tenant under this Lease and/or by or against any guarantor or other party having liability for the performance of the obligations of Tenant under this Lease (hereinafter called a "Guarantor") under the provisions of the United States Bankruptcy Act, or under the provisions of any other federal or state law of similar import now or hereafter in effect, for an arrangement, reorganization, adjudication of bankruptcy and/or any other relief thereunder,

               (b) the dissolution or liquidation of Tenant under this Lease and/or any Guarantor, or the commencement of any action or proceeding by or against Tenant tinder this Lease and/or any Guarantor for its dissolution or liquidation, that shall be other than a voluntary dissolution, liquidation, spinoff, split-off, or other similar proceeding pursuant to the United States Internal Revenue Code whereby the assets of Tenant and/or such Guarantor are distributed to its stockholders or to a partnership comprised of any such stockholders;

               (c) the appointment of a permanent receiver or a permanent trustee of all or substantially all of the property of Tenant under this Lease and/or any Guarantor or the commencement of any action or proceeding by or against Tenant and/or such Guarantor for such appointment;

               (d) the seizure of the property of Tenant under this Lease and/or any Guarantor by any governmental officer or agency pursuant to statutory authority for the dissolution, rehabilitation, reorganization or liquidation of Tenant and/or such Guarantor, or

               (e) the assignment by Tenant under this Lease and/or any Guarantor of its property for the benefit of creditors,

However, if any event described in subsection (a), (b),(c), or (d) occurs and is not voluntarily initiated or commenced by Tenant and/or such Guarantor, or on behalf of Tenant and/or such

Guarantor, the event in question shall not constitute or be deemed a default hereunder provided that the same is removed or remedied by appropriate discharge or dismissal of the action or proceeding concerned, and the discharge or any receiver, trustee, or other judicial custodian appointed for the property of Tenant and/or such Guarantor within one hundred twenty (120) days from the commencement date of such action, proceeding, or appointment.

          15.2 It is stipulated and agreed that, in the event of the termination of this Lease pursuant to Section 15.1 hereof, Landlord shall forthwith be entitled to recover from Tenant, as and for liquidated damages and in addition to any other damages sustained by Landlord by reason of breach of any other covenants of this Lease, an amount equal to the difference between:

          (a) the aggregate of all Fixed Net Rent and additional rent reserved hereunder for the then unexpired portion of the Term (conclusively presuming that the increase in the Fixed Net resulting from the provisions of Section 2. l hereof as to Incremental Rent and/or the provisions of Section 2.1 as to Fair Rental Value for each year included in such unexpired portion of the Term will be the same as was payable for the year immediately preceding the termination of this Lease); and

          (b) the then fair and reasonable rental value of the Leased Premises for the same period.

If the Leased Premises, or any part thereof: is re-let by Landlord for the unexpired portion of the Term, or any part thereof; before presentation of proof of such liquidated damages to any court, commission, or tribunal, the amount of rent reserved upon such reletting shall be prima facie evidence that it is the fair and reasonable rental value for such part or the whole of the Leased Premises sore-let during the term of the reletting. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain, as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater or less than, or equal to, the amount of the difference referred to above.

                              Article 16

                            Default Clauses

          16.1 Upon the occurrence of any of the following events (hereinafter called "Events of Default"), Landlord shall have the right, at Landlord's option, to terminate this Lease and the Term, as well as all of the right, title and interest of Tenant in and to the Leased Premises hereunder, by giving Tenant ten (10) days' notice in writing of such termination, whereupon this Lease and the Term, as well as all of the right, title and interest of Tenant in and to the Leased Premises, shall wholly cease and expire in the same manner, and with the same force and effect

(except as to Tenant's liability), as if the date fixed by such notice were the expiration date of the Term:

               (a) if Tenant shall fail to pay any installment of Fixed Net Rent, any other item of additional rent, or any part thereof as and when the same shall become due and payable, and such default shall continue for a period of five (5) business days alter written notice from Landlord, provided no such notice shall be required more than three times in any 12 month period;

               (b) subject to Section 16.2 below, if Tenant shall violate, fail to comply with, or fail to perform any other covenant, term, or condition of this Lease, other than the requiring Tenant's payment of a sum of money, and such default shall continue for a period of thirty (30) days after written notice from Landlord;

               (c) if any execution or attachment shall be issued against Tenant or any of Tenant's property, whereby the Leased Premises or the Improvements shall be taken or occupied, or attempted to be taken or occupied by someone other than Tenant, and such condition shall continue for a period of thirty (30) days after written notice from Landlord,

               (d) if Tenant's right, title and interest in this Lease, or the estate of Tenant hereunder, shall be transferred or passed to, or devolve upon, any other person, firm, or corporation, except in the manner provided in this Lease, and such default shall continue for a period of thirty (30) days after written notice from Landlord; or

               (e) if an "Event of Default" (as such term is defined therein) shall occur under or pursuant to any of the Other Leases.

On or before the expiration of the ten (10) days' termination notice reflected to above, Tenant shall immediately quit and surrender the Leased Premises, the Improvements and each and every part thereof to Landlord, and Landlord may enter into or repossess the Leased Premises and the Improvements by summary or other suitable proceedings.

          16.2 If any of the events described in subsection (b) of Section
16.1 occurs and is of such a nature that it cannot practicably be cured and remedied within the applicable notice period, an Event of Default shall not be deemed to exist with respect thereto if Tenant shall:

               (a) commence the work, or initiate the action, required to cure and remedy such event promptly within the applicable notice period; and

               (b) thereafter prosecute such work or action in good faith diligently to completion.


                                -35

          16.3 No default shall be deemed waived by Landlord unless such waiver is confirmed in a writing signed by Landlord.

          16.4 In the event that Tenant shall fail to make any payment of Fixed Net Rent or additional rent required to be paid pursuant to this Lease on or before the due date for the payment thereof (without regard to the notice and grace provisions provided for in Section 16.1), the same shall accrue interest from and after such due date, as extended to give effect to any applicable pace period, and until Tenant's payment thereof at a rate equal to two (2%) percent above the so-called prime, base, index, or reference interest rate publicly announced by The Chase Manhattan Bank, NA., from time to time in effect (but in no event in excess of any then lawful maximum interest rate then applicable to Tenant). In addition to the foregoing interest, as well as in addition to the other remedies available to Landlord for a default by Tenant under this Lease and otherwise at law and in equity, in the event that Tenant shall fail to make any payment of Fixed Net Rent or additional rent required to be paid pursuant to this Lease on or before the twentieth (20th) day after the due date for the payment thereof (without regard to notice and grace provisions provided in Section 16.1), Tenant shall pay to Landlord, as additional rent, in addition to such payment and interest, a charge equal to five (5%) percent of such late payment in reimbursement for Landlord's administrative and other expenses in connection with handling and processing such late payment. However, no late charge shall be imposed pursuant to the preceding sentence with respect to the first late payment in any 12 month period. Neither this Section 16.4 nor any other provision of this Lease shall require the payment of interest in excess of the maximum amount permitted by law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, Tenant shall not be obligated to pay such Interest in excess of the maximum amount permitted by law, the right to demand the payment of any such excess shall be, and hereby is, waived and any such excess interest nonetheless paid to Landlord shall be promptly returned to Tenant.

                              Article 17

                          Landlord's Remedies

          17.1 In the event that this Lease shall be terminated by reason of Tenant's default, whether as provided in Article 16, by summary proceedings, or otherwise, then:

               (a) Landlord or its agents or representatives pursuant to the appropriate judicial proceedings may re-enter and resume possession of the Leased Premises and the Improvements, either by summary proceedings or by a suitable action or proceeding at law or otherwise, without being liable for may damages therefor, and no such reentry by Landlord shall be deemed an acceptance of a surrender of this Lease;

               (b) the rent (the aggregate of all Fixed Net Rent and additional rent) shall become due thereupon and be paid up to the time of such reentry, dispossess and/or termination, together with such counsel fees and expenses as Landlord may incur in connection therewith;

               (c) Landlord may, in its own name, but as agent for Tenant (if this Lease is not terminated) or on its own behalf (if this Lease is terminated):

                    (i) relet the whole or any portion of the Leased
Premises and/or the Improvements for any period equal to, or greater or less than, the remainder of the Term, for any sum that it deems reasonable (including, without limitation, free rent concessions), to any tenant that it may deem suitable and satisfactory and for any use and purpose that it may deem appropriate; and

                    (ii) in connection with any such reletting, make such changes in the character of the Improvements as Landlord may determine to be appropriate or helpful in effecting such lease, provided, however, that Landlord shall, in no event, be:

                    (x) under any obligation to relet the Leased Premises or the Improvements for any purpose or to any tenant; or

                    (y) required to pay to Tenant any surplus of any sums received by Landlord on a reletting of the Leased Premises or the Improvements in excess of the Fixed Net Rent and additional rent reserved in this Lease;

               (d) Tenant shall pay to Landlord an amount equal to any reasonable out-of-pocket costs and expenses (including, without limitation, attorneys' fees, disbursements and court costs) incurred by Landlord in recovering possession of the Leased Premises and the Improvements, as well as all costs and expenses incurred by Landlord for the care of the Leased Premises and the Improvements while vacant, which amounts shall be due and payable by Tenant to Landlord at such time or times as such costs and expenses shall have been incurred by Landlord; and

               (e) Tenant shall also pay to Landlord, as damages for the failure of Tenant to observe and perform Tenant's covenants herein contained, any deficiency for each month of the period that would have otherwise constituted the balance of the Term between:

                    (i) the aggregate of all Fixed Net Rent and additional rent hereby reserved and/or covenanted to be paid, and

                    (ii) the net amount, if any, of the rents collected on account of the lease or leases made upon such re-letting of the Leased Premises,

and, in computing such damages, there shall be added to the deficiency such out-of-pocket expenses as Landlord may incur in connection with re-letting, including, without limitation, legal expenses, attorneys' fees, disbursements and court costs, brokerage and the costs and expenses of keeping the Leased Premises in good order and preparing the same for reletting.

The damages described in subsection (e) shall be paid in installments by Tenant on the rent day specified in this Lease, and any suit brought by Landlord to collect the amount of the deficiency for any period shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent period by a similar action or proceeding. Nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been so terminated by reason of Tenant's default.

          17.2 In lieu of the damages described in subsection (e) of Section 17.1, Landlord shall, at its sole discretion, be entitled to receive, as liquidated damages, an amount equal to the difference between:

               (a) the aggregate of all Fixed Net Rent and additional rent reserved hereunder for the then unexpired portion of the Term (conclusively presuming that the Fixed Net Rent would increase pursuant to the provisions of
Section 2.1 hereof throughout the unexpired Term, discounted to present value at a rate equal to the prime, base, index or refinance interest rate publicly announced by The Chase Manhattan Bank, NA, in effect as of the date of default; and

               (b) the then Fair Rental Value, determined pursuant to the provisions of Section 2.1(d), of the Leased Premises for the same period.

If the Leased Premises, or any part thereof, is re-let by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the amount of rent reserved upon such reletting shall be prima facie evidence that it is the fair and reasonable rental value for such part or the whole of the Leased Premises so re-let during the term of the re-letting,

          17.3 Landlord, at its option, may make such alterations, replacements and/or decorations in and to the Leased Premises and/or the improvements as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the Leased Premises and/or the Improvements for similar uses, and the making of such alterations, replacements and/or decorations shall not operate, or be construed, to release Tenant from liability hereunder as aforesaid.

          17.4 Landlord shall not be liable to Tenant in any respect whatsoever for Landlord's failure to re-let the Leased Premises and/or the Improvements or, in the event that the Leased Premises and/or the Improvements are re-let, for Landlord's failure to collect the rent thereof under such re-letting. No such failure shall relieve Tenant of liability for, and obligation to pay, all of the items of damages to which Landlord shall be entitled under this Article 17 or otherwise at law or in equity. Landlord agrees to cooperate with Tenant, and reasonably assist

Tenant in any efforts by Tenant to mitigate its losses, without cost or liability to Landlord, if Tenant offers to assist Landlord in reletting the Leased Premises.

          17.5 In the event of a breach by Tenant or Landlord of any of the covenants or provisions of this Lease, the non-breaching party shall have the right of injunction, as well as to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for.

          17.6 Nothing contained in this Article 17 shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

                              Article IS

                      Tenant to Indemnify Landlord

          18.1 Tenant shall not do any act or thing upon the Leased Premises or the Improvements' or permit any such act or thing to be done, that may subject Landlord to any liability by reason of any illegal business or conduct upon the Leased Premises or the Improvements or by reason of any violation of law or of any legal requirement of public authority, or by reason of any other cause whatsoever. Tenant shall indemnify and hold Landlord harmless against and from any and all liability, fates, suits, claims, demands, actions, costs and expenses of each and every kind or nature whatsoever to the fullest extent permitted by law (including, without limitation, reasonable attorneys' fees, disbursements and court costs) due to or arising out of any:

               (a) breach, violation, or non-performance of any term, covenant, or condition of this Lease on the pan of Tenant to be fulfilled, kept, observed, or performed, and/or

               (b) injury to any person or persons (including, without limitation, the death of any person or persons) or damage to any property occurring in or about the Leased Premises and/or the Improvements at any time during the Term, whether or not such injury or damage is occasioned by Tenant's use and occupancy of the Leased Premises and/or the Improvements, by any use or occupancy that Tenant may permit or suffer to be made thereof, or otherwise.

If Tenant is required to defend any action or proceeding pursuant to this
Article 18 to which Landlord is made a party, Tenant shall do so through counsel reasonably acceptable to Landlord (provided, however, that counsel selected by Tenant's insurance carrier shall be deemed to be acceptable to Landlord). Landlord shall cooperate with Tenant's counsel in all reasonable respects in connection with resolving the action or proceeding, provided, however, that Landlord shall not be required to expend any money with respect thereto. Landlord shall be entitled to participate in such defense, at its election, by counsel of its own choosing and at its own expense, and Tenant and its counsel shall consult and otherwise cooperate with Landlord's counsel in all reasonable respects in connection with such participation provided that neither Tenant nor its counsel shall be required to expend any money with respect thereto and such participation by Landlord does not limit or render void any liability of any insurer of Landlord or Tenant hereunder in respect to the claim or matter in question. Tenant's liability under this Article 18 shall be reduced by the net proceeds actually collected on any insurance effected by Tenant on the risks in question for Landlord's benefit and by the net proceeds actually collected by Landlord of any insurance carried by Landlord which has the effect of reducing the amount recovered by Landlord under Tenant's policies. However, nothing contained in this Article 18 shall vary the insurance requirements contained in Article 12. Tenant's indemnity shall not include Landlord's lost profits or consequential damages, but shall include any claims by third parties against Landlord for lost profits or consequential damages.

                              Article 19

                           Mechanics' Liens

          19.1 Notice is hereby given that Landlord shall not be liable for any labor or materials furnished, or to be furnished, to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to, or otherwise affect, the reversion or other estate or interest of Landlord in and to the Leased Premises or the Improvements.

          19.2 Tenant covenants that, whenever and as often as any mechanic's lien shall have been filed against the Leased Premises or the Improvements, other than any mechanic's lien that shall nave been filed based upon any act or omission of Landlord or anyone acting on behalf of Landlord, Tenant shall forthwith take such action, by bonding, deposit, or payment as will remove or satisfy the lien. In default thereof for sixty (60) days after notice to Tenant, the provisions of Article 14 shall apply.

                              Article 20

                             Condemnation

          20.1 If, at any time during the Term, any person or corporation, municipal, public, private or otherwise, shall lawfully condemn and acquire title to all or substantially all of the Leased Premises in or by condemnation proceedings in pursuance of any law, general, special, or otherwise, or by agreement between Landlord, Tenant and those authorized to exercise such right

               (a) this Lease and the Term shall terminate and expire on the date of such taking; and

               (b) the Fixed Net Rent and additional rent herein reserved and provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

          20.2 If less than all or substantially all of the Leased Premises shall be taken as aforesaid, (i) if it is economically infeasible for Tenant to operate its business at the Leased Premises in the manner so operated immediately prior to the taking (any disputes as to such infeasibility shall be subject to arbitration in the manner provided in Article 20. Tenant may terminate this Lease, and in all other cases (ii) this Lease and the Term shall continue notwithstanding such taking, but the Fixed Net Rent thereafter payable by Tenant shall be equitably apportioned and reduced, as and from the date of such partial taking, which apportionment and reduction shall be made only as and when the particular award shall ultimately be received by Landlord. If Landlord and Tenant cannot mutually agree upon such equitable apportionment and reduction, it shall be determined by arbitration in the manner provided in
Article 21.

          20.3 In the event of a partial condemnation where Tenant is obligated to restore, the net proceeds of the award shall be made available to Tenant for such purpose. The rights of Landlord and Tenant in and to the award and/or damages which are not used for restoration upon any taking of all or a portion of the Leased Premises (including, without limitation, the value of the fee estate of Landlord, the value of the leasehold estate of Tenant, the consequential damages to the part of the Leased Premises not taken and the cost of reconstruction) shall be determined as follows:

               (a) first, Landlord shall be entitled to receive the aggregate amount, with interest thereon, that shall represent compensation for;

                    (i) the value of Landlord's reversionary estate and interest in and to the entire Leased Premises or the portion of the Leased Premises taken, as the case may be; and

                    (ii) if the entire Leased Premises shall not be taken, the amount of any consequential damages to Landlord's reversionary estate and interest in and to the portion of the Leased Premises not taken;

               (b) second, to the extent that the award and/or damages upon such taking shall be sufficient therefor, Landlord shall be entitled to receive an amount, with interest thereon, equal to the "Lost Rental Compensation" (as such term is defined below); and

               (c) third, Tenant shall be entitled to receive any balance of the award and/or damages remaining after Landlord shall be paid the amounts described in subsections (a) and (b) above.

In the event that the total amount of the award and/or damages upon any taking of all or a Portion of the Leased Premises shall be insufficient to pay Landlord all of the amounts described in subsections (a) and (b) above, Tenant shall pay to Landlord, within thirty (30) days alter Landlord's written demand therefor as additional rent under this Lease, the amount of the deficiency with interest thereon, it being the intent and understanding of the parties that Landlord shall receive from Tenant and/or the condemning authority, as the case may be, and retain for its own account, in any event whatsoever, a net payment equal to the sum of the amounts described in subsections (a) and (b) above, with interest thereon. Tenant's obligation to pay any deficiency and/or interest to Landlord hereunder shall survive the termination and/or expiration of this Lease and/or the Term. As such term is used in this Section 20.3, the term "Lost Rental Compensation" shall mean, either:

               (a) as to a taking that shall result in the termination of this Lease and the Term pursuant to Section 20.1 above, an amount equal to the aggregate of the Fixed Net Rent reserved hereunder for the then unexpired portion of the Term (conclusively presuming that such Fixed Net Rent as determined pursuant to the provisions of Section 2.12 hereof for the Rent for each year included in such unexpired portion of the Term will be the same as was payable for the year immediately preceding the termination of this Lease), discounted to present value at a rate equal to two (2%) percent below the so-called prime, base, index, or reference interest rate publicly announced by The Chase Manhattan Bank, NA., in effect as of the date of the taking; or

               (b) as to a taking that shall result in the termination of this Lease and the Term pursuant to Section 20.1 above, an amount equal to the aggregate of the Fixed Net Rent reserved hereunder for the then unexpired portion of the Term (conclusively presuming that the Fixed Net Rent as determined pursuant to the provisions of Section 2.1 hereof for the expired pardon of the Term will be the same as was payable for the Lease Year immediately preceding the termination of the Lease) discounted to present value at a rate equal to two (2%) percent below the so-called prime, base, index, or reference interest rate publicly announced by The Chase Manhattan Bank, NA., in effect as of the date of the taking.

          20.4 If any or all of amounts due to Landlord pursuant to Section
20.3 above shall not be fixed in the proceedings for such taking in accordance with the agreement of the parties set forth in Section 20.3, and if the parties shall not agree in writing as to the unfixed amount or amounts to be paid to Landlord thereunder within ninety (90) days after the date of the final determination in such proceedings, such unfixed amount or amounts shall be determined by arbitration in the manner provided in Article 21.

        20.5 Except as otherwise provided in Section 3.3, if the Improvements shall be damaged or partially destroyed by any taking of less than all or substantially all of the Leased Premises, Tenant shall proceed, with reasonable diligence and at Tenant's own cost and expense, to conduct any necessary demolition and to repair, replace, or rebuild any remaining part of the Improvements not so taken, so as to constitute such remaining part thereof a complete and rentable building, in condition and repair, having a configuration, design and suitability for nature of use as similar as is practicable under the circumstances to the configuration, design and suitability for nature of use of the Leased Premises immediately prior to the taking. Tenant shall receive and retain, in trust, any portion of the award and/or damages upon such condemnation to be received and retained by Tenant pursuant to the tenant in Section 20.3 above, to apply the same to cost and expense of such demolition, repair, replacement and rebuilding by whatsoever incurred. If such amount received and retained by Tenant is insufficient to pay for the cost of such demolition, repair, replacement and/or rebuilding, Tenant shall make up the deficiency at its own cost and expense. Conversely, if such amount received and retained by Tenant is more than sufficient to pay the cost of such demolition, repair, replacement and/or rebuilding, the amount of any excess remaining alter such demolition, repair, replacement and/or rebuilding is completed and the cost thereof is fully paid shall belong to Tenant. The provisions of Article 13 shall apply to the work required to be done under this Section 20.5.

          20.6 If at any time during the Term, any person or corporation, municipal, public, private, or otherwise, shall lawfully condemn and acquire the temporary use of the Leased Premises in or by condemnation proceedings in pursuance of any law, general, special, or otherwise, or by agreement with Landlord, Tenant and those authorized to exercise such right:

               (a) the Term shall not be reduced or affected in any way;

               (b) Tenant shall continue pay the full Fixed Net Rent and additional rent herein reserved and provided to be paid by Tenant; and

               (c) Tenant shall be entitled to make claim for, recover and retain any award or awards, whether in the form of rental or otherwise, recovered in respect of such possession or occupancy, provided, however, that, if such possession or occupancy shall extend beyond the date fixed as the Expiration Date, the award shall be apportioned between Landlord and Tenant as of such date.

                              Article 21

                              Arbitration

          21.1 In the event of a dispute between Landlord and Tenant with respect to any issue of fact (other than one determined by a condemnation court) arising out of a taking referred to by Article 20, or specifically mentioned and provided far elsewhere in this Lease as a matter to be decided by arbitration, such dispute shall be detained by arbitration as provided in this Article 21.

          21.2 Landlord and Tenant shall each appoint as an arbitrator a fit and impartial person from a panel proposed by the American Arbitration Association who shall have had at least ten (10) years' experience with regard to commercial real estate in the City of New York Such appointment shall be signified in writing by each party to the other. If either Landlord or

Tenant shall fail to appoint an arbitrator as set forth in this Section 21.2 for a period of twenty (20) days after written notice from the other party to make such an appointment, then the arbitrator appointed by the party who shall have made such an appointment shall appoint the second arbitrator.

          21.3 The arbitrators, after being duly sworn to perform their duties with impartiality and fidelity, shall proceed with all reasonable dispatch to determine the question submitted. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the award of the arbitrators shall be binding, final and conclusive on the parties. The decision of the arbitrators shall be rendered within thirty (30) days after their appointment, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties. 1f, however, the arbitrators shall fail to so render their decision within such thirty (30) day period, such arbitrators shall appoint an umpire, whose determination shall be conclusive. If the arbitrators fail to agree upon the identity of the person to act as umpire, such umpire shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten (10) years' recent experience as to the subject matter in question.

          21.4 If an umpire is appointed as provided in Section 21.3, the arbitrators and the umpire, after the umpire is duly sworn to perform his or her duties with impartiality and fidelity, shall proceed with all reasonable dispatch to determine the question submitted. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the award of the arbitrators and the umpire, to be determined by the majority vote of the arbitrators and the umpire, shall be binding, final and conclusive on the parties. The decision of the arbitrators and the umpire shall be rendered within thirty (30) days after the umpire's appointment, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties.

          21.5 The fees of the arbitrators and any umpire, as well as the expenses incident to the proceedings, shall be borne by the parties equally. The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called or engaged by the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

          21.6 Wherever in this Lease it is provided that Landlord's consent or approval shall not be unreasonably withheld (or word of like import), if Landlord shall withhold its consent or approval such adverse determination by Landlord shall be an arbitrable dispute as provided in this Article 21. Twenty
(20) days after Tenant's receipt of Landlord's adverse determination, Landlord's determination shall be conclusive, unless prior to the end of such 10 day period Tenant shall give notice of demand for arbitration under this Article 21, in which event Landlord, within 10 days after receipt of Tenant's demand, shall (if Landlord has not already done so) specify in writing Landlord's reasons for the adverse determination. Anything in this Article 21 to the contrary notwithstanding, (i) the proceeding shall occur on an expeditious basis, with all time periods for performance at any stage of the arbitration proceeding to be 10 days, rather than 20 or 30 days as provided above, and (ii) the losing party shall pay all costs of such arbitration, including the legal fees and witness or expert fees of the prevailing party. The submission to arbitration in accordance with this Lease shall be the sole remedy of Tenant as respect to any consent or approval which may not be unreasonably withheld. If a determination is made by the arbitrators that the withholding of consent or approval was unreasonable the arbitrators shall annul such withholding of consent or approval. Except for the costs and expenses referred to above, no damages of any kind, and no other monetary or other remedy may be awarded in such circumstances, it being agreed that such annulment shall be Tenant's sole remedy.

                              Article 22

                               Shoring

          22.1 To the extent required by law, Tenant shall allow an adjoining owner desiring to excavate on its premises, or a municipality desiring to excavate a nearby street, to enter onto the Leased Premises and the Improvements and shore up a perimeter wall during such excavation. Tenant shall, at Tenant's own expense, repair, or cause to be repaired, any damage caused to any part of the Leased Premises and/or the Improvements because of any excavation, construction work, or other work of a similar nature that may be done on any property adjoining or adjacent to the Leased Premises, and Landlord hereby assigns to Tenant any and all rights to sue for and/or recover against such adjoining owners, or the parties causing such damages, the amounts expended or injuries sustained by Tenant because of the provisions of this Article 22 requiring Tenant to repair any damages sustained by such excavations, construction work, or other work.

                              Article 23

                         Waiver of Redemption

          23.1 Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Leased Premises, or to any new trial in any action of ejectment under any provision of law, after re-entry thereupon, or upon any part thereof; by Landlord, or after any warrant to dispossess of judgement in ejectment. If Landlord shall have acquired possession of the Leased Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a re-entry within the meaning of that word as used in this Lease.

                              Article 24

                     Vaults; Vault Space; Vault Area

          24.1 No vault, vault space, or vault area located outside the property line of the Leased Premises, whether or not enclosed or covered, is leased to Tenant hereunder, anything contained in, or indicated on, any sketch, blueprint, or plan, or anything elsewhere contained, or referred to, in this Lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Leased Premises. All vaults, vault space and other similar areas located outside the property line of the Leased Premises and that Tenant may be permitted to use and/or occupy is to be used and/or occupied under a revocable license, and if any such license is revoked, or if the amount of such space or area be diminished or required by any federal, state, or municipal authority or public utility, Landlord shall not be subject to any liability to Tenant, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution, or requisition be deemed to constitute a constructive or actual eviction of Tenant.

                              Article 25

                       Covenant of Quiet Enjoyment

          25.1 If, and for so long as, Tenant shall pay the Fixed Net Rent and additional rent reserved by or payable pursuant to this Lease, and shall perform and observe all of the other terms, covenants and conditions herein contained on the part of Tenant to be performed and observed, Tenant shall quietly enjoy the Leased Premises, subject, however, to the terms, covenants and conditions of this Lease (including, without limitation, the terms of Article 34), to the ground leases, underlying leases, overriding leases and mortgages referred to in
Article 4 and to the matters relating to title. However, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease, to abate, reduce, or make any deduction from, or offset against, the Fixed Net Rent or additional rent payable under this Lease, or to fail to perform any other obligation of Tenant hereunder.

                              Article 26

                              Non-Merger

          26.1 There shall not be a merger of:

               (a) Tenant's interest in this Lease or the leasehold estate created hereby;

               (b) Tenant's interest in the improvements; or

               (c) the fee estate in the Leased Premises or any part thereof, by reason of the fact that the same person may acquire, own, or hold, directly or indirectly, all or part of the interests or estates described in subsections
(a), (b) and/or (c) above and no such merger shall occur unless and until all persons (including, without limitation, Landlord, Tenant and all mortgagees) having an interest in all of such interests and estates shall join in a written instrument effecting such merger and shall duly record the same,

                              Article 27

                  Waiver of Counterclaim and Jury Trial

          27.1 In the event that Landlord shall commence any summary proceeding or action for non-payment of rent or of additional rent hereunder, Tenant shall not interpose any counterclaim of any nature or description in such proceeding or action. The parties hereto waive a trial by jury on any or all issues arising in any action or proceeding between them or their successors under or connected with this Lease or any of its provisions, any negotiations in connection therewith, or Tenant's use or occupation of the Leased Premises.

                              Article 28

                        Assignment and Subletting

          28.1 Provided that no Event of Default shall have occurred and be continuing under this Lease and except as hereinafter provided in this Article 28, Tenant shall have the right to assign this Lease and Tenant's rights hereunder, whether in whole or in part, or to sublet the entire, or portions of, the Leased Premises, only with Landlord's prior written consent, which shall not be unreasonably withheld.

          28.2 In connection with any assignment or subletting (whether or not approved or required to be approved by Landlord) Tenant and the assignee or subtenant shall each comply with the following terms, covenants and conditions, which shall be conditions precedent thereto:

               (a) Tenant shall give Landlord written notice of each such assignment or subletting, as well as of the effective date thereof, not more than ten (10) days prior to the execution of such assignment or sublease;

               (b) such assignment or subletting shall be in writing, duly executed and acknowledged by Tenant and the assignee (and by the sublessee, in the case of a subletting) in proper form for recording, and in form prepared by or reasonably approved by Landlord;

               (c) a duplicate original of such assignment or sublease shall be delivered to Landlord not more than ten (10) days after the execution of such assignment or sublease;

               (d) the business to be conducted on the Leased Premises by such assignee or subtenant shall:

                    (i) be permitted pursuant to the then existing
Certificate of Occupancy for the Leased Premises or pursuant to any revised or amended Certificate of Occupancy obtained by Tenant or by the assignee or subtenant; and

                    (ii) not render the Leased Premises incapable of being used or occupied after the expiration or sooner termination of the Term of this Lease for the purposes for which the same were used and occupied on the Commencement Date.

               (e) such assignment or sublease shall be consistent with, and subordinate and subject to, all of the terms, covenants and conditions of this Lease;

               (f) if the transaction in question is an assignment, Landlord shall receive, prior to the effective date thereof an original counterpart of an instrument signed by the assignee in recordable form, pursuant to which the assignee agrees to unconditionally assume all of the obligations of this Lease on the part of the tenant hereunder to perform from and after the effective date thereof;

               (g) if the transaction in question is a sublease, the expiration date of the term thereof shall not be later than one (1) day prior to the Expiration Date hereunder;

               (h) if the transaction in question is a sublease, the sublease shall contain a provision to the effect that (i) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the sights of Landlord hereunder; (ii) in the event this Lease shall terminate or be rejected before the expiration of such sublease, the sublessee either will at Landlord's option, attorn to Landlord or waive any right the sublease may have to terminate the sublease or surrender possession thereunder, as a result of the termination of this Lease and (iii) in the event the sublessee thereunder receives a written notice from Landlord stating that Tenant is under default under this Lease beyond any applicable notice or cure period, that the sublessee shall then or after be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may otherwise direct, unless and until notified by Landlord that the default has been cured.

No such assignment or sublease shall release, or otherwise affect or reduce, the obligations of Tenant under this Lease or of any guarantors of this Lease.

          28.3 (a) Tenant shall have the right, without the consent of Landlord, to assign this Lease or sublet the Leased Premises or portions thereof to any "Related Entity" or "Successor Entity" (as hereinafter defined), provided, however, that Tenant and such Related Entity or Successor Entity shall remain liable for all of the covenants and obligations of Tenant in this Lease. As used herein, the term "Related Entity" means any entity controlled by or controlling Tenant, but only if such assignee or sublessee entity continues to remain at all times controlled by or controlling Tenant while such entity is a tenant or sublessee with respect to all or any portion of the Leased Premises, and the term "Successor Entity" means any entity resulting from the merger, consolidation or acquisition of all or substantially all of the assets and business or a majority of the voting stock or voting control of Tenant. Notwithstanding the foregoing, an assignment or subletting to a Successor Entity may be made without Landlord's consent on any three occasions and thereafter shall be subject to Landlord's consent under this Article 28.

               (b) For the purposes of this Lease, the sale or issuance of stock or other interests of Tenant (other than a public offering or the sale of Tenant's stock on a publicly traded stock exchange) or a merger or consolidation or other transaction whereby control of Tenant's interest in this Lease and/or all or any portion of this Leased Premises is transferred shall be an "assignment" subject to the provisions of this Article 28, unless made with or to a Related Entity or Successor Entity, in which event Section 28.3(a) shall be applicable.

          28.4 In determining whether to consent to Tenant's proposed assignment or subletting, the Landlord may consider all factors, which in Landlord's reasonable business judgment, are pertinent to such decision, and the parties agree that the following, without limitation, are examples of such factors:

               a.    Whether the financial strength of the proposed assignee
                    (including net worth and working capital) are sufficient to assure the future performance by such assignee of its obligation under this Lease;

               b.    The character, business reputation, and managerial
                    skills of the assignee or subtenant;

               c.    Whether the assignee or subtenant, has substantial
                    experience in the sale, service and leasing of motor vehicles or other uses permitted by this Lease; and

               d.    Whether the use of the Leased Premises by the proposed
                    assignee or subtenant is identical to the use conducted prior to such assignment of subletting.

          In the event a dispute should arise between Landlord and Tenant as to whether Landlord has acted reasonably in failing to give its consent to any proposed assignment or sublease, Tenant's sole remedy shall be an action for an arbitration on such issue pursuant to Article 21 below, and in no event shall Landlord be liable to Tenant for any damages (direct or consequential) allegedly suffered by Tenant or any such assignee or subtenant as a result of such failure to consent.

          28.5 (a) Any consent by Landlord to an assignment or subletting or use or occupancy by others shall be held to apply only to the specific transaction thereby authorized and shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting or use or occupancy by others, including, but not limited to, a subsequent assignment or subletting by any trustee, receiver, liquidator, or personal representative of Tenant, nor shall the references anywhere in this Lease to subtenants, licensees and concessionaires be construed as a consent by Landlord to an assignment. If this Lease or any interest herein be assigned or if the Leased Premises be sublet or used or occupied in whole or in part by anyone other than Tenant, with or without Landlord's prior written consent having been obtained thereto, Landlord may nevertheless after the Event of Default by Tenant collect rent (including, but not limited to, Fixed Net Rent (as determined from time to time pursuant to the provisions of Section 2.1 hereof) and additional rent) from the assignee, sublessee, user or occupant and apply the net amount collected to the rents herein reserved. No such assignment, subletting, use, occupancy or collection shall be deemed a waiver of the covenant herein against assignment, subletting or use or occupancy by others, or the acceptance of the assignee, subtenant, user or occupant as Tenant hereunder, or constitute a release of Tenant from the further performance by Tenant of the terms and provisions of this Lease, or a cure of Tenant's default.

               (b) In the event of a sublease, in no event will Landlord be obligated to give any notice to or join such sublessee in any proceeding Landlord institutes against Tenant, or recognize the continued existence of such sublessee as Landlord's tenant in the event Tenant defaults under this Lease, and the agreement, sublease and/or other agreement relating to the Leased Premises between Tenant and the sublessee will by their own terms automatically end upon the expiration or sooner termination of this Lease unless Landlord, at its option, requests such sublessee to attorn to Landlord. Notwithstanding the foregoing, if the sublease requires the subtenant to pay the rent and additional rent to be paid for the Leased Premises and is otherwise approved by Landlord in accordance with this Article 28, then in either such case Landlord covenants that upon request from Tenant or the sublessee, Landlord will deliver a non-disturbance agreement, in form and substance reasonably approved by Landlord, and providing that (a) Tenant's sublessee shall not be disturbed in its possession in accordance with the terms and conditions of its sublease, except for such cause as would entitle Tenant hereunder to terminate any such sublessee's sublease, (b) such sublease, if then in existence, shall continue with the same force and effect as if Landlord and the sublessee, as lessee, had entered into a lease containing the same terms, covenants and conditions as those contained in this Lease and the sublease, and (c) Landlord shall accept the attornment of any such sublessees as lessee to Landlord.

               (c) In all cases in which Tenant desires to assign or sublet this Lease, Tenant shall send Landlord an assignment notice not less than sixty
(60) days prior to the proposed date of such assignment and subletting ("Assignment Notice"), which Assignment Notice shall include, inter alia (i) the name of the proposed assignee or subtenant; (ii) the current financial statement showing the net worth working capital and liabilities of Tenant; (iii) a "resume" or other description setting forth the managerial experience of such assignee or subtenant; (iv) a list of other locations (and trade names if different from the trade name to be utilized in the proposed location) then operated by such assignee or subtenant;
(v) a complete description of the use of the Leased Premises intended by such assignee or subtenant; and (vi) if then available, a copy of the proposed assignment and assumption agreement or sublease, as the case may be, which must be in form and substance reasonably acceptable to Landlord. In addition, Tenant will supply such other information as Landlord may reasonably require to make its decision as to whether or not to consent to the proposed assignment or subletting. If the proposed assignment and assumption agreement or sublease is not available at the time Tenant submits its Assignment Notice to Landlord, such assignment or sublease shall not be deemed to be effective unless and until Landlord approves the applicable agreement.

          (d) Upon the occurrence of any of such events as described above whether voluntary, involuntary, by operation of law, or otherwise, without the prior written consent of Landlord where required (whether or not Tenant shall have given notice thereof to Landlord), Landlord may treat any such occurrence as an immediate Event of Default.

          28.6 (a) Tenant, from time to time during the Term, if not then in default beyond any applicable notice and cure period in the observance or performance of any of its obligations under this Lease, may mortgage all or substantially all (but not less than all or substantially all) of its leasehold estate under this Lease and the Building to a recognized institutional lender holding a first leasehold mortgage lien, provided that the Mortgage provides that insurance proceeds and Condemnation Awards will be disposed of and applied as provided in this Lease. Each such permitted mortgage as the same may be modified, extended or renewed from time to time, is herein referred to as a "Leasehold Mortgage," the holder of record from time to time of a Leasehold Mortgage is herein sometimes referred to as a "Leasehold Mortgagee." Tenant or the Leasehold Mortgagee shall give notice to Landlord of the name of the Leasehold Mortgagee and the address to which notices to it shall be sent and shall furnish Landlord with a true copy of the Leasehold Mortgage. After the assignment of a Leasehold Mortgage, the assignor or assignee shall give notice to Landlord of the name of the assignee and the address to which notices to it shall be sent and shall furnish Landlord with a true copy of the instrument of assignment.

               (b) If a Leasehold Mortgage shall be in effect at such time and if notice shall have been given to Landlord of the name and address of the Leasehold Mortgagee and a true copy of the Leasehold Mortgage and of any instrument of assignment shall have been furnished to Landlord as provided in
Section 28.2, then;

                    (i) The Leasehold Mortgagee shall be entitled to all rights conferred by this Lease upon a Leasehold Mortgagee and shall be entitled to receive notice of default, casualty, condemnation and each other notice provided in this Lease to be given to a Leasehold Mortgagee or requested by the Leasehold Mortgagee, and no such notice given by Landlord to Tenant shall be deemed to have been effectively given for the purposes of this Lease unless and until a copy thereof shall have been given to the Leasehold Mortgagee.

                    (ii) Landlord will accept performance by the Leasehold Mortgagee of any or all of the agreements and obligations on Tenant's part to be performed under this Lease with the same force and effect as if performed by Tenant.

                    (iii) Landlord, without the prior consent of the Leasehold Mortgagee, will not consent to or accept a voluntary surrender of this Lease.

                    (iv) No agreement between Landlord and Tenant purporting to modify, cancel or terminate this Lease will be effective against the Leasehold Mortgagee unless and until it shall have consented in writing to such agreement.

                              Article 29

                               Notices

          29.1 Any notice, demand, election, or other communication
(hereinafter called a "notice") that, under the terms of this Lease or under any statute, must or may be given by the parties hereto shall be in writing and shall be given by mailing the same by registered mail, return receipt requested, in a prepaid wrapper, addressed:

               (a) in the case of notices to Landlord, to Landlord at:

                      c/a Robert M. Potamkin
                      Oceanside Four
                      7714 Fisher Island Drive
                      Fisher Island, FL 33109-0000

                      and also to:

                      Alan H. Potamkin
                      I Casuarina Concourse
                      Coral Gables, FL 33143

                      and also to:

                      Ted Bessen
                      101 W. 79th Street, Apt. 46
                      New York, NY 10024

                      and also to:
                      The Potamkin Companies

                      130 Spruce Street, Suite 301

                     Philadelphia, PA 19106

               (b)    in the case of notices to Tenant, to Tenant at:

                     CarsDirect.com, Inc.
                     4312 Woodman Avenue, 3rd Floor
                     Sherman Oaks, CA 91423
                     Attn: Chief Financial Officer

Either Landlord or Tenant may designate, by notice in writing, a new or other address to which notices shall thereafter be given. Any notice given hereunder shall be deemed given three (3) business days after the same is deposited in a United States general or branch post office, or in an official United States mail depositary, enclosed in a registered mail prepaid wrapper, return receipt requested, addressed as hereinabove provided.

          29.2 If Landlord's title to the Leased Premises, or Tenant's leasehold estate and interest in and to the Leased Premises, is vested at the date of this Lease, or shall hereafter vest, in more than one person or entity, all of the title holders or holders of such leasehold estate (as the case may be) shall, within thirty (30) days thereafter, designate one of their number, or some other person or entity, as authorized to receive Payments (as to Landlord) and notices, and grant consents or approvals, as required under lease. In the event that:

               (a) no such designation shall have been made within the said thirty (30) days; or

               (b) the person of entity so designated shall fail to or refuse to act at any time,

then, and in either event, Tenant or Landlord (as the case may be) may apply to the appropriate court sitting in the City, County and State of New York, on notice to one or more of such of successors, for the appointment of a nominee to act for Landlord or Tenant (as the case may be) in the matters concerned.

          29.3 If the interest of Landlord or Tenant, or any portion thereof, shall vest in an infant or incompetent, or in any person lacking legal capacity for any reason, then the general guardian of such infant, or the committee of such incompetent or incapacitated person, shall be the person to whom notices on behalf of such infant, or incompetent or incapacitated person, may be sent, whenever notice is required to be given so such person, and shall be the person to consent on behalf of such infant, or incompetent or incapacitated person, wherever the consent of such person shall be required. In the event that Tenant or Landlord, as the case maybe, is prevented from giving notice to, or obtaining the consent of such person by reason of infancy, incompetency, or other legal incapacity of such person, the time of Landlord or Tenant to perform any act requiring notice to, or the consent of such person shall be extended for a reasonable time sufficient to enable the procuring of such consent according to law.

                              Article 30

                               Broker

          30.1 Landlord and Tenant covenant, warrant and represent that there was no broker or finder instrumental in consummating this Lease and that no conversations or negotiations were had with any broker or finder concerning the leasing of the Leased Premises.

                              Article 31

                  Waivers and Surrenders to be in Writing

          31.1 The receipt of rent by Landlord with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease. No failure on the part of Landlord or Tenant to enforce any covenant or provision herein contained, nor any waiver of any right hereunder by Landlord or Tenant (unless such waiver is in a writing signed by the party to be charged), shall discharge or invalidate such covenant or provision, or affect the right of Landlord or Tenant to enforce the same in the event of an subsequent breach or default. The receipt by Landlord of any rent, or other sum of money, or any other consideration paid by Tenant after the expiration or termination, in any manner, of the Term shall not reinstate, continue, or extend the Term, unless so agreed to in writing and signed by Landlord. Neither acceptance of the keys to any Improvement, nor any other act or thing done by Landlord or any agent to employee during the Term, shall be deemed to be an acceptance of a surrender of the Leased Premises excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such a surrender.

                              Article 32

                     Rights and Remedies Cumulative

          32.1 The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise. All of the rights and remedies of Landlord under this Lease or pursuant to present or future law shall be deemed to be separate, distinct and cumulative, and no one or more of them, whether exercised or not, nor any mention of, or reference to, any one or more of them in this Lease shall be deemed to be in exclusion of, or a waiver of, any of the others, or of any of the other rights or remedies that Landlord may have, whether by present or future law or pursuant to this Lease Landlord shall have, to the fullest extent permitted by law, the right to enforce any rights or remedies separately, and to take any lawful action or proceedings to exercise or enforce any right or remedy, without thereby waiving, or being barred or estopped from exercising and enforcing, any other rights and remedies by appropriate action or proceedings.

          32.2 Except where Tenant's remedies are expressly limited by this Lease, the rights given to Tenant herein are in addition to any rights that may be given to Tenant by any statute or otherwise. All of the rights and remedies of Tenant under this Lease or pursuant to present or future law shall be deemed to be separate, distinct and cumulative, and no one or more of them, whether exercised or not, nor any mention of or reference to, any one or more of them in this Lease shall be deemed to be in exclusion of, or a waiver of any of the others Tenant may have, whether by present or future law or pursuant to this Lease. Tenant shall have, to the fullest extent permitted by law, the right to enforce any such rights or remedies separately, and to take any lawful action or proceedings to exercise or enforce any such right or remedy, without thereby waiving, or being barred or estopped from exercising and enforcing, any other rights and remedies by appropriate action or proceedings.

                              Article 33

                 Removal of Personal Property and Fixtures

          33.1 Tenant shall, on or before the last day of the Term, or on the sooner termination thereof peaceably and quietly leave, surrender and yield up unto Landlord all and singular the Leased Premises and the Improvements, free of all subtenancies (except to the extent that Landlord shall have consented to such subtenancies), broom-clean (subject to reasonable wear and tear), together with all alterations, additions and improvements that may have been made upon the Leased Premises (except movable furniture, movable personal property, or movable trade fixtures put in at the expense of Tenant, or at the expense of any subtenant, subject, however, to the subsequent provisions hereof. All furniture, personal property and trade fixtures properly removable pursuant to the provisions of this Article 33 shall be removed by Tenant on or before the last day of the Term, or on the sooner termination thereof and all property not so removed shall be deemed abandoned by Tenant, lf the Leased Premises and the Improvements are not so surrendered at the end of the term, Tenant shall make good to Landlord all damage that Landlord shall suffer by reason thereof and shall indemnify Landlord against all claims made by any succeeding tenant against Landlord founded upon delay by Tenant in delivering possession of the Leased Premises to such succeeding tenant, so far as such delay is occasioned by the failure of Tenant to so surrender the Leased Premises. For purposes of this Lease "trade fixtures" will be deemed to include hydraulic lifts and other moveable machinery and equipment used in connection with the operation of the business of an automobile dealership.

          33.2 Should Landlord incur any expense in removing any subtenant, or any other Person holding by, through, or under Tenant, who has failed to so surrender the Leased Premises, the Improvements, or any part thereof Tenant shall reimburse Landlord for the reasonable cost and expense (including, without limitation, reasonable attorneys' fees, disbursements and court costs) of removing such subtenant or such person, provided that Tenant shall have failed to have effected such removal after written demand.

                              Article 34

                  Sale or Conveyance of Leased Premises;
                     Limits of Liability of Landlord

          34.1 The term "Landlord", as used in this Lease, means only the owner for the time being of the Leased Premises, so that, in the event of any sale of the Leased Premises, the seller shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter arising, and it shall be deemed and construed, without further agreement between the parties or between the parties and the purchaser of the Leased Premises, that such purchaser has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. If Landlord and/or any successor in interest of Landlord shall be an individual or individuals who are joint venturers, tenants in common, members of a firm, a general or limited partnership, or a corporation, it is specifically understood and agreed that the monetary liability of such individual, or of the members or other principals of such firm, partnership, or joint ventures, or of the officers, directors and/or shareholders of such corporation, whether disclosed or undisclosed, in relation to any covenants or conditions under this Lease, shall be unconditionally and completely limited to the equity of Landlord in the Leased Premises, in the event of a breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord. Except as expressly otherwise provided in this Lease, there shall be no personal liability with respect to any of the foregoing persons and/or entities.

                              Article 35

                              Alterations

          35.1 (a) Provided that no Event of Default shall have occurred and be continuing under this Lease, Tenant shall have the right:

                    (i) without Landlord's consent, to make non-structural, interior changes in, or additions to, the Improvements; and

                    (ii) with Landlord's prior written consent, not to be unreasonably withheld or delayed, to make structural and/or exterior changes in, or additions to, the Improvements.

               (b) In determining whether to consent to Tenant's proposed structural and/or exterior changes in, or additions to the Improvements, Landlord may consider all factors which in Landlord's reasonable business judgment are pertinent to such decision, and the parties agree that the following arr examples of such factors:

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

               (i) whether the work will convert any Improvement that is, prior to such alterations, a complete, self-contained operating unit into a structure that is not a complete, self-contained operating unit or impair the structural integrity of any Improvement;

               (ii) whether the work will decrease the value of any location which is part of the Leased Premises below the value of the same as of the date of commencement of such alterations or materially decrease the size of the rentable space contained therein;

               (iii) whether the work will convert the use of any location which is part of the Leased Premises from the use thereof as of the date of this Lease, unless (x) prior to making any such alterations, Landlord shall notify Tenant that Tenant shall be obligated to restore the Leased Premises to the use thereof existing as of the date of this Lease at the sole cost and expense of Tenant, on or before the last day of the Term, or the sooner expiration or termination thereof, and Tenant shall agree in writing to so restore and (y) such alterations shall be of such a nature as to reasonably permit such restoration to be made without excessive cost or expense; or

               (iv) whether the work will constitute the demolition of all or a substantial portion of the structure of any Improvement.

          (c) Landlord's failure to respond to a request for approval under this Section 35.1 within ten (10) business days shall be deemed to be a disapproval by Landlord. Any disputes under this Article 35 shall be subject to arbitration under Article 21 above.

     35.2 No alterations shall be commenced until Tenant shall have procured all necessary permits and authorizations of all public authorities having jurisdiction. Landlord shall, reasonably promptly following Tenant's notice of the need therefor, join whenever required by the public authorities, but without any liability or expense to Landlord, in the applications for such permits or authorizations. All alterations shall be made promptly, in good and workmanlike manner, in compliance with all applicable permits, authorizations, laws, ordinances, regulations and requirements of all public authorities having jurisdiction and in accordance with the orders, rules and regulations of the applicable Board of Fire Underwriters having jurisdiction over the Leased Premises, the Insurance Services Office and any other body exercising similar functions to either of the foregoing.

     35.3 Prior to commencing any construction, alterations, or additions to the Leased Premises or the Improvements estimated to cost in excess of Two Hundred Fifty Thousand ($250,000.00) Dollars, increased by the corresponding increase in the Fixed Net Rent over the amount thereof on the commencement Date, Tenant shall, if Landlord so elects, deliver to Landlord, at Tenant's expense, payment and performance bonds, naming Landlord as an insured, for the general contractor employed by Tenant or, if there is no general contractor for Tenant, for the major subcontractors, which bonds shall be issued by a company or companies, and in form and content, reasonably satisfactory to Landlord and in an amount equal to the estimated cost of such construction, alterations, or additions.

     35.4 Any and all alterations, additions and improvements made with respect to, or placed upon, the Leased Premises or the Improvements by Tenant, as well as all fixtures and articles of personal property attached to, or used in connection with, the Leased Premises or the Improvements, shall become, be and remain the property of Tenant for the Term of this Lease, but shall become the property of, and surrendered to, Landlord at the end or other termination of this Lease, provided, however, that the stable furniture, movable personal property and movable trade fixtures put in at the expense of Tenant or any subtenant that, pursuant to the provisions of Article 23 hereof may be removed by Tenant, or by any subtenant, at or before the expiration or sooner termination of this Lease, shall not be deemed to be attached to the freehold nor the property of, nor surrendered to, Landlord.

                              Article 36

                 Tenant and Landlord to Furnish Statements

     36.1 Each party shall, within thirty (30) days after the written request of the other party or of any holder or potential holder of a fee mortgage or leasehold mortgage on the Leased Premises or any portion thereof, furnish a written statement, duly acknowledged, of the following items:

          (a) the amount of Fixed Net Rent then payable and additional rent due, if any;

          (b) whether this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modifications);

          (c) whether, to the best knowledge and belief of the requesting party, the requesting party is in default;

          (d) whether Tenant has given Landlord or Landlord has given Tenant any notice of default under this Lease, and if given, whether the default set forth therein remains uncured.

Any such statement shall be for the sole benefit of Landlord or its assigns, or such holder or prospective holder requesting the same or its assigns, and shall have no effect, as an estoppel or otherwise, with respect to any third party.

     36.2 Upon the failure of Tenant to furnish any such statement within the said thirty (30) day period, it shall be conclusively presumed that this Lease is in full force and effect and that there are no defaults by Landlord hereunder.

                              Article 37

                        Inspections by Landlord

     37.1 Upon reasonable prior notice from Landlord (except in an emergency, in which event no notice shall be necessary), and without Landlord causing unreasonable interference with Tenant's use, Tenant shall subject to reasonable notice and at reasonable times, permit an inspection of the Leased Premises and the Improvements by Landlord, by Landlord's agents or representatives, and by, or on behalf of, prospective purchasers and/or mortgagees of the fee interest in the Leased Premises during business hours at any time and from time to time during the Term. During the three (3) year period next preceding the Expiration Date, Tenant shall permit inspection thereof by or on behalf of prospective tenants. If during such hours, admission to the Leased Premises or any Improvement for the foregoing purposes cannot be obtained, or if at any time by reason of an emergency condition an entry shall be deemed necessary for the protection of the Leased Premises or the Improvements, whether for the benefit of Tenant or not, Landlord, or Landlord's agents or representatives, may enter the Leased Premises or the Improvements and accomplish such purposes. The provisions contained in this Article 37 are not intended to create or increase, and are not to be construed as creating or increasing, any obligations on Landlord's part hereunder.

                              Article 38

                    Surrender at the End of the Term

     38.1 On the last day of the Term, or on the earlier termination of the Term, Tenant shall peaceably and quietly leave, surrender and deliver the Leased Premises and the Improvements to Landlord (together with any instrument necessary to transfer title to Landlord with respect to alterations or improvements made by Tenant with any transfer tax, recording fees, or documentary stamp taxes or fees to be the sole cost and expense of Tenant to the extent imposed upon Tenant by applicable law, together with any machinery, equipment or other personal property of any kind or nature that Tenant may have installed or affixed on, in, or to the Leased Premises or the Improvements for use in connection with the operation and maintenance of the Leased Premises and/or the Improvements for the purposes for which they are intended (whether or not such property is deemed to be fixtures) in good working order and condition (subject to the terms of Section 8.3 hereof), reasonable use, wear and tear and insured casualty excepted. If the Leased Premises and the Improvements are not so surrendered, Tenant shall make good to Landlord all damages and expenses that Landlord shall incur by reason thereof, and, in addition, Tenant shall indemnify Landlord from and against all claims made by any succeeding lessee against Landlord, founded upon delay by Landlord in delivering possession of the Leased Premises and the Improvements to such succeeding lessee, so far as such delay is occasioned by the failure of Tenant to surrender the Leased Premises and the Improvements.


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

Tenant's indemnity shall not include Landlord's lost profits or consequential damages, but shall include any claims by third parties against Landlord for lost profits or consequential damages.

                              Article 39

                Covenants Binding on Successors and Assigns

     39.1 The covenants, agreements, terms, provisions and conditions contained in this Lease shall apply to, inure to the benefit of and be binding upon Landlord, Tenant and their respective successors and assigns, except as expressly otherwise hereinbefore provided.

                              Article 40

                           Entire Agreement

     40.1 This Lease contains the entire agreement between the parties, and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest.

                              Article 41

                          Short Form of Lease

     41.1 At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording. At the same time, Tenant shall also execute acknowledge and deliver to Landlord at the same time a termination of such memorandum, in form sufficient to give recorded notice to the effect that the Tenant's rights with respect to the Initial Option, the Additional Option or the Purchase Option, which Landlord may record at any time that Landlord believes in good faith that such Options have terminated, upon ten days prior written notice to Tenant Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

     41.2 Any modification or amendment of this Lease shall be executed in form sufficient for recording and it, or a memorandum thereof may be recorded by either Landlord or Tenant


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

                              Article 42

                             Miscellaneous

     42.1 Where the consent or approval of either party hereto shall be required, the parties hereto agree that except as may otherwise be specifically provided herein, such consent shall not be unreasonably withheld or delayed.

     42.2 The captions of this Lease and the index preceding this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

     42.3 All the provisions of this Lease shall be deemed and construed to be "conditions" as well as "covenants", as though the words specifically expressing or importing covenants and conditions were used in each separate provision hereof.

     42.4 Words of any gender in this Lease shall be held to include any other gender and words in the singular number shall be held to include the plural when the sense requires.

     42.5 If and to the extent that a provision of this Lease shall be unlawful or contrary to public policy, the same shall not be deemed to invalidate the other provisions of this Lease.

     42.6 This Lease shall be governed by, and construed and interpreted in accordance with the laws of the State where the Leased Premises are located.

     42.7 Landlord represents to Tenant that Landlord has the right to enter into this Lease with Tenant.

     42.8 Landlord agrees that any amount payable by Tenant under this Lease may be made by Tenant under protest and Tenant may reserve its right to later contest the legitimacy of the charges in question and/or the amount thereof.

     42.9 Whenever any determination is to be made, notice is to be given or action is to be taken on a date specified in this Lease, if such date shall fall on a Saturday, Sunday or legal holiday under the laws of New York State, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday. Except as otherwise set forth in this Section 42.9, the times for making a determination, giving notice or taking action (including, without limitation the date of closing pursuant the exercise of the Purchase Option and of making payments pursuant thereto) are agreed to be of the essence of this Lease and are not to be extended, unless by consent in writing signed by Landlord and Tenant

                              Article 43

                          Certain Definitions

     43.1 As the same are used in this Lease, the following terms shall have the following meanings:

          (a) "Commencement Date" shall have the meaning set forth in Section
2.1;

          (b) "Depository" shall mean a bank or trust company having offices in the City, County and State of New York and a net worth of not less than Twenty-Five Million ($25,000,000.00) Dollars, to be selected by Tenant subject to the written approval of Landlord, to act as insurance trustee;
          (c) "Event of Default" shall have the meaning set forth in Section
16.1;

          (d) "Expiration Date" shall mean the ending, termination, or expiration date of the Term of this Lease;

          (e) "Fixed Net Rent" shall have the meaning set forth in Section 2.1 as determined from time to time pursuant to the provisions of Section 2.1;

          (f) "Improvements" shall mean the structures or buildings, and replacements thereof, now on the Leased Premises or hereafter erected on the Leased Premises, including all building equipment apparatus, machinery and failures of every kind and nature forming part of such structures or buildings, or of any structures or buildings hereafter standing on the Leased Premises or on any part thereof and articles of personal property owned by the Tenant now or at any time hereafter affixed to, attached to, placed upon, or used in any way in connection with the complete and comfortable use, enjoyment occupancy or operation of, any such structures or buildings (provided, however, that nothing in the foregoing definition shall be construed to be in limitation of Tenant's rights and obligations pursuant to the terms of Section 33.1 to remove certain personal property and trade fixtures (including hydraulic lifts) from the Leased Premises on or before the Expiration Date);

          (g) "Landlord" shall mean the then holder of the fee title to the Leased Premises at the time in question;

          (h) "Leased Premises" shall have the meaning set forth in the Statement of Facts to this Lease;

          (i) "Notice" shall have the meaning set forth in Section 29.1;


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

          (j) "Term" shall mean the period of the Initial Term ending January 31, 2001 or if the First Option is exercised pursuant to Section 1.3 hereof, ending January 31, 2007, and if the Additional Option is exercised, then ending January 31, 2012.

                              Article 44

                      Reservation of Rooftop Rights

     44.1 Notwithstanding anything in this Lease to the contrary, during the Term of this Lease or any extensions or renewals thereof, Landlord shall have the exclusive right to install, maintain, repair, replace and operate satellite, microwave and/or other antenna and communications equipment as well as rooftop signs (collectively, the "Rooftop Equipment") on the roof of the building comprising the Improvements, and to all rents, issues and profits relating thereto or derived therefrom, provided same shall not materially and adversely affect the structural elements of the building. Landlord's rights shall also include, without limitation, the right (a) to locate control equipment, transformers, switches and other equipment utilized in connection with the Rooftop Equipment (collectively, the "Control Equipment") in mechanical or other spaces in the building, which space Tenant shall make available to Landlord without cost and (b) to run any wires, cables, conduits and similar equipment (collectively, the "Wiring") between the Rooftop Equipment and the Control Equipment and the Wiring (collectively the "Wiring Equipment") to the building's electrical lines with the usage thereof to be paid for by Landlord pursuant to separate metering to be installed at Landlord's expense. The Equipment shall be installed at locations satisfactory to Landlord. Landlord shall be solely responsible for the cost of installation, operation and maintenance of the Equipment and will install and operate the Equipment in accordance with all federal, state, and local laws and regulations. In addition, Landlord shall be responsible for obtaining any permits and licenses required to install and operate the Equipment and Tenant agrees to cooperate with Landlord to accomplish same. Notwithstanding the foregoing, Landlord shall make available to Tenant such space on the roof as may be reasonably necessary for the installation of telecommunication equipment in connection with the operation of Tenant's business.

                              Article 45

                        Reservation of Air Rights

     45.1 Notwithstanding anything in this Lease to the contrary, Landlord reserves and there shall be excluded from the leasehold estate granted hereby, all of Landlord's right, title and interest in the air space above a horizontal plane to be defined at the level of the roof of the building, together with easements for access, ingress and egress, for support and such other rights in respect to the Leased Premises as may be required for the development of such air space, all as more fully set forth in Exhibit "B" hereof. The provisions of this Article 45 shall not be applicable unless and until Tenant shall have failed to have validly and effectively exercised the Purchase Option on or before February 1, 2006.

                              Article 46

                       Termination for Demolition

     46.1 Provided that Tenant shall have exercised the Additional Option (and not the Purchase Option), then on and after February 1,2009, Landlord may provide Tenant with written notice ("Landlord's Notice") of its intention to terminate this Lease for the purpose of demolishing the buildings and improvements on the Leased Premises. Landlord's notice shall be given in good faith and in accordance with the provisions of this Lease for the giving of notice. Landlord shall not be liable to Tenant for any damages or equitable relief in the event that the buildings and improvements are not demolished, so long as Landlord had a good faith intention to demolish at the time Landlord's Notice was given. In the event that Landlord's Notice is given, the Term of this Lease shall expire on the date set forth therefor in Landlord's Notice, which shall be not earlier than one year from the date of Landlord's Notice, as if that date were the date for the termination of the Term. Tenant shall surrender the Leased Premises on such date, vacant and broom clean and free and clear of all tenancies, sublettings, occupancies, liens and encumbrances (except for such liens and encumbrances, if any, which may have been created by Landlord's own acts), otherwise in accordance with the terms of this Lease applicable to termination of the Term, and without any payment or liability on the part of Landlord to Tenant for such early termination of the Term. Upon such termination Fixed Net Rent, Incremental Rent and/or Appraisal Rent, and impositions payable by Tenant shall be apportioned.

     46.2 If after Landlord's Notice has been given, Landlord shall determine not to proceed with the demolition, then Landlord shall give notice to Tenant of such determination, and Tenant shall have the option, exercisable by written notice to Landlord given within sixty days after date of such notice from Landlord, to remain in the Leased Premises pursuant to the provisions of this Lease then in effect, for the remainder of the Term as extended pursuant to the exercise of the Additional Option. If Tenant shall exercise such option after having surrendered possession of the Leased Premises, then (i) the Lease shall be reinstated as of the earlier of ninety days after the date on which Tenant shall have exercised such option or the date upon which Tenant retakes possession of the Leased Premises; (ii) Tenant shall accept possession of the Leased Premises "as is" as of the date upon which Tenant exercises such option, being in the same condition as when the Leased Premises were surrendered by Tenant subject to ordinary wear and tear; and Tenant shall accept such surrender of the Leased Premises by Landlord in complete satisfaction of any and all rights, remedies and claims which Tenant may have against the Landlord pursuant to law or in equity, all of which are hereby waived by Tenant.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Lease as of the day and year first above written.


                              LANDLORD:

                              POTAMKIN AUTO CENTER LTD.


Attest: /s/ R. Potamkin            By:  /s/ Ted M. Bessen, President
       --------------------           ----------------------------------


                              TENANT:

                              CARSDIRECT.COM, INC.


Attest:                            By:  /s/ Scott Painter
       --------------------           ----------------------------------


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